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                                                                   EXHIBIT 10.8

                                                                 EXECUTION COPY

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                                CREDIT AGREEMENT

                         Dated as of September 17, 2002

                                     among

                               TFM, S.A. DE C.V.,

                                  as Borrower

                            STANDARD CHARTERED BANK,

                                as Issuing Bank

                          J.P. MORGAN SECURITIES INC.,

                  as Joint Lead Arranger and Sole Book Manager

                           SALOMON SMITH BARNEY INC.,

                             as Joint Lead Arranger

                             BANK OF AMERICA, N.A.,
                                 COMERICA BANK
                                      and
               LANDESBANK SCHLWESWIG-HOLSTEIN GIROZENTRALE, KIEL

                                  as Arrangers

                            STANDARD CHARTERED BANK,

                      as Arranger and Documentation Agent

                              JPMORGAN CHASE BANK,

                            as Administrative Agent

                                      and

                            THE BANKS NAMED HEREIN,

                                    as Banks

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                                 US$122,000,000

                            Commercial Paper Program

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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ......................................................................................................     1

     SECTION 1.1.   Certain Definitions ....................................................................................     1

     SECTION 1.2.   Other Definitional Provisions ..........................................................................    23

ARTICLE II LETTER OF CREDIT AND COMMERCIAL PAPER OPERATIONS ................................................................    24

     SECTION 2.1.   The Letter of Credit....................................................................................    24

     SECTION 2.2.   Issuance of CP Notes ...................................................................................    24

     SECTION 2.3.   Agreement to Reimburse LOC Advances ....................................................................    26

     SECTION 2.4.   Commercial Paper Account................................................................................    28

     SECTION 2.5.   Letter of Credit Account................................................................................    30

     SECTION 2.6.   Change in Law Applicable to the Letter of Credit........................................................    31

     SECTION 2.7.   Effect on the Letter of Credit .........................................................................    31

     SECTION 2.8.   Participation and Funding Commitments...................................................................    31

     SECTION 2.9.   Market Disruption Events................................................................................    34

ARTICLE III LOANS ..........................................................................................................    36

     SECTION 3.1.   Loans ..................................................................................................    36

     SECTION 3.2.   Notes ..................................................................................................    38

     SECTION 3.3.   Procedure for Conversion................................................................................    39

     SECTION 3.4.   Repayment ..............................................................................................    39

     SECTION 3.5.   Prepayments.............................................................................................    39

     SECTION 3.6.   Interest Rates and Payment Dates........................................................................    40

     SECTION 3.7.   Computation of Interest.................................................................................    41

     SECTION 3.8.   Inability to Determine Interest Rate....................................................................    41

     SECTION 3.9.   Continuation Option.....................................................................................    41

     SECTION 3.10.  Maximum Interest Rate...................................................................................    42
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ARTICLE IV TERMS APPLICABLE TO LETTERS OF CREDIT AND LOANS .................................................................    42

     SECTION 4.1.   Reduction of Commitments................................................................................    42

     SECTION 4.2.   Termination and Extension...............................................................................    43

     SECTION 4.3.   Commitments Exceeded ...................................................................................    44

     SECTION 4.4.   Notice to Depositary ...................................................................................    44

     SECTION 4.5.   Fees ...................................................................................................    44

     SECTION 4.6.   Maximum Interest or Discount ...........................................................................    45

     SECTION 4.7.   Pro Rata Treatment and Payments.........................................................................    45

     SECTION 4.8.   Taxes ..................................................................................................    46

     SECTION 4.9.   Illegality..............................................................................................    47

     SECTION 4.10.  Requirements of Law ....................................................................................    47

     SECTION 4.11.  Funding Indemnity ......................................................................................    48

     SECTION 4.12.  Sharing of Payments, Etc ...............................................................................    49

     SECTION 4.13.  Change of Lending Office. ..............................................................................    49

     SECTION 4.14.  Replacement of Banks....................................................................................    49

ARTICLE V CONDITIONS PRECEDENT .............................................................................................    50

     SECTION 5.1.   Conditions to Effective Date ...........................................................................    50

     SECTION 5.2.   Conditions to each Extension of Credit..................................................................    52

ARTICLE VI REPRESENTATIONS AND WARRANTIES ..................................................................................    53

     SECTION 6.1.   Status and Licensing ...................................................................................    54

     SECTION 6.2.   Corporate Power and Authority; Enforceable Obligations .................................................    54

     SECTION 6.3.   Compliance with Law and Other Instruments...............................................................    54

     SECTION 6.4.   Litigation and Environmental Matters ...................................................................    55

     SECTION 6.5.   Governmental Approvals .................................................................................    55

     SECTION 6.6.   Financial Information...................................................................................    55
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     SECTION 6.7.    Taxes, Assessments and Fees ...........................................................................    55

     SECTION 6.8.    Investment Company Act ................................................................................    56

     SECTION 6.9.    Accuracy of Information ...............................................................................    56

     SECTION 6.10.   Absence of Default.....................................................................................    56

     SECTION 6.11.   Obligations Pari Passu; Recourse; Liens................................................................    56

     SECTION 6.12.   Withholding Tax .......................................................................................    56

     SECTION 6.13.   Proper Form; No Filing ................................................................................    56

     SECTION 6.14.   Choice of Law..........................................................................................    57

     SECTION 6.15.   Immunity ..............................................................................................    57

     SECTION 6.16.   Status of Concession ..................................................................................    57

     SECTION 6.17.   Properties ............................................................................................    57

     SECTION 6.18.   Subsidiaries...........................................................................................    58

     SECTION 6.19.   Federal Regulations....................................................................................    58

     SECTION 6.20.   Labor Matters..........................................................................................    58

ARTICLE VII AFFIRMATIVE COVENANTS ..........................................................................................    58

     SECTION 7.1.    Senior Obligations.....................................................................................    58

     SECTION 7.2.    Financial Statements ..................................................................................    58

     SECTION 7.3.    Notice of Default; Litigation and Material Adverse Effect..............................................    59

     SECTION 7.4.    Additional Information.................................................................................    59

     SECTION 7.5.    Other Obligations......................................................................................    60

     SECTION 7.6.    Use of Proceeds .......................................................................................    60

     SECTION 7.7.    Securities Act.........................................................................................    60

     SECTION 7.8.    Conduct of Business and Maintenance of Existence ......................................................    60

     SECTION 7.9.    Maintenance of Government Approvals ...................................................................    60

     SECTION 7.10.   Compliance with Laws and Other Instruments.............................................................    60
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     SECTION 7.11.   Maintenance of Properties; Insurance ..................................................................    61

     SECTION 7.12.   Maintenance of Books and Records and Inspection Rights ................................................    61

     SECTION 7.13.   Payment of Obligations ................................................................................    61

     SECTION 7.14.   Environmental Laws ....................................................................................    61

ARTICLE VIII NEGATIVE COVENANTS ............................................................................................    62

     SECTION 8.1.    CP Memorandum .........................................................................................    62

     SECTION 8.2.    Amendment of Principal Documents ......................................................................    62

     SECTION 8.3.    Concerning the CP Notes ...............................................................................    62

     SECTION 8.4.    Financial Covenants ...................................................................................    62

     SECTION 8.5.    Margin Regulations.....................................................................................    63

     SECTION 8.6.    Limitation on Restricted Payments. ....................................................................    63

     SECTION 8.7.    Limitation on Dividend and Other Payment Restrictions
          Affecting Subsidiaries ...........................................................................................    67

     SECTION 8.8.    Limitation on the Issuance and Sale of Capital Stock of
          Subsidiaries .....................................................................................................    68

     SECTION 8.9.   Limitation on Issuances of Guarantees by Subsidiaries...................................................    68

     SECTION 8.10.   Limitation on Transactions with Stockholders and Affiliates. ..........................................    69

     SECTION 8.11.   Limitation on Liens ...................................................................................    70

     SECTION 8.12.   Limitation on Sale-Leaseback Transactions..............................................................    71

     SECTION 8.13.   Limitation on Asset Sales. ............................................................................    71

     SECTION 8.14.   Consolidation, Merger and Sale of Assets...............................................................    72

     SECTION 8.15.   Lines of Business .....................................................................................    73

     SECTION 8.16.   Additional Indebtedness ...............................................................................    73

ARTICLE IX EVENTS OF DEFAULT................................................................................................    73

     SECTION 9.1.    Events of Default......................................................................................    73

     SECTION 9.2.    Remedies ..............................................................................................    76
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ARTICLE X THE ADMINISTRATIVE AGENT..........................................................................................    77

     SECTION 10.1.    Appointment ..........................................................................................    77

     SECTION 10.2.    Delegation of Duties .................................................................................    77

     SECTION 10.3.    Exculpatory Provisions................................................................................    78

     SECTION 10.4.    Reliance by the Administrative Agent .................................................................    78

     SECTION 10.5.    Notice of Default.....................................................................................    78

     SECTION 10.6.    Non-Reliance on the Administrative Agent and Other Banks..............................................    79

     SECTION 10.7.    Indemnification ......................................................................................    79

     SECTION 10.8.    The Administrative Agent in Its Individual Capacity ..................................................    79

     SECTION 10.9.    Successor Administrative Agent........................................................................    80

ARTICLE XI THE ISSUING BANK ................................................................................................    80

     SECTION 11.1.    Appointment ..........................................................................................    80

     SECTION 11.2.    Exculpatory Provisions................................................................................    81

     SECTION 11.3.    Reliance by Issuing Bank .............................................................................    81

     SECTION 11.4.    Indemnification ......................................................................................    81

     SECTION 11.5.    Issuing Bank in Its Individual Capacity ..............................................................    82

     SECTION 11.6.    Non-Reliance on Issuing Bank and Other Banks .........................................................    82

ARTICLE XII THE JOINT LEAD ARRANGERS, ARRANGERS AND
     DOCUMENTATION AGENT....................................................................................................    83

     SECTION 12.1.    The Joint Lead Arrangers, etc.........................................................................    83

     SECTION 12.2.    Exculpatory Provisions................................................................................    83

     SECTION 12.3.    Arrangers and Agent ..................................................................................    83

     SECTION 12.4.    Non-Reliance on the Arrangers, Agent and Other Banks .................................................    83

ARTICLE XIII MISCELLANEOUS .................................................................................................    84

     SECTION 13.1.    Transfers of Funds ...................................................................................    84
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     SECTION 13.2.    Financial Data .......................................................................................    84

     SECTION 13.3.    Payment of Expenses, etc .............................................................................    84

     SECTION 13.4.    Amendments and Waivers................................................................................    85

     SECTION 13.5.    GOVERNING LAW ........................................................................................    86

     SECTION 13.6.    Indemnification ......................................................................................    86

     SECTION 13.7.    Notices...............................................................................................    87

     SECTION 13.8.    Table of Contents; Descriptive Headings; etc .........................................................    90

     SECTION 13.9.    Survival of Agreements and Representations............................................................    90

     SECTION 13.10.   Benefit of Agreement; Assignment......................................................................    90

     SECTION 13.11.   Participation ........................................................................................    91

     SECTION 13.12.   Right of Set-off .....................................................................................    91

     SECTION 13.13.   SUBMISSION TO JURISDICTION; VENUE; SERVICE;
          WAIVER OF JURY TRIAL .............................................................................................    92

     SECTION 13.14.   Judgment Currency ....................................................................................    93

     SECTION 13.15.   Execution in Counterparts ............................................................................    93

     SECTION 13.16.   Waiver of Immunities..................................................................................    93

     SECTION 13.17.   Severability .........................................................................................    94

     SECTION 13.18.   Confidentiality ......................................................................................    94

     SECTION 13.19.   No Waiver; Remedies ..................................................................................    94

     SECTION 13.20.   Prior Agreements Superseded...........................................................................    94
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SCHEDULES
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Schedule 1.1(a)                 Commitments; Percentage Shares
Schedule 1.1(b)                 Lending Offices; Addresses of Notices; Payment Instructions
Schedule 6.18                   Subsidiaries
Schedule 8.7(b)(i)              Existing Encumbrances or Restrictions
Schedule 8.11(a)                Existing Liens
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EXHIBITS
Exhibit A-1                     Form of Simple Note
Exhibit A-2                     Form of Mexican Base Rate Note
Exhibit A-3                     Form of Mexican LIBOR Note
Exhibit B                       Form of Letter of Credit
Exhibit C                       Form of Depositary Agreement
Exhibit D                       Notice of Non-Reimbursement
Exhibit E                       Conversion Certificate
Exhibit F                       Form of Notice to Depositary
Exhibit G                       Forms of Opinion of U.S./Mexican Counsel to Borrower
Exhibit H                       Notice of CP Disruption Event
Exhibit I                       Form of Assignment and Acceptance
Exhibit J                       Form of Notice of Default
Exhibit K                       Form of Notice of Acceleration
Exhibit L                       Form of Notice of Force Majeure Disruption Event
Exhibit M                       Form of Notice of Borrowing
Exhibit N                       Form of Notice of Rescission of Default
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                                 US$122,000,000
                            Commercial Paper Program

                         Dated as of September 17, 2002

         CREDIT AGREEMENT, dated as of September 17, 2002 among TFM, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), (the "Borrower"), the several Banks parties hereto, Standard Chartered Bank, as the Issuing Bank, Bank of America, N.A., Comerica Bank and Landesbank Schlweswig-Holstein Girozentrale, Kiel, as Arrangers, Standard Chartered Bank, as Arranger and Documentation Agent and JPMorgan Chase Bank, as Administrative Agent.

                             PRELIMINARY STATEMENT:

         The Borrower proposes to sell its promissory notes in the United States of America commercial paper market supported by a letter of credit, and desires to obtain loans in an aggregate principal amount (together with any outstanding commercial paper) not in excess of US$122,000,000 at any one time outstanding to provide liquidity support therefor in the event of certain market disruptions.

         The Borrower has requested the Issuing Bank to issue its Letter of Credit in the maximum face amount of US$122,000,000 to provide for the repayment of outstanding promissory notes of the Borrower issued in the United States of America commercial paper market in accordance with the provisions of
(i) this Agreement and (ii) a Depositary Agreement dated as of the date hereof upon the terms and subject to the conditions herein and therein set forth.

         Subject to the terms and conditions set forth below, the Issuing Bank is willing to issue the Letter of Credit, the Banks are willing to participate in the Letter of Credit and make the aforesaid loans, and the Administrative Agent, the Documentation Agent, the Arrangers, the Banks and Issuing Bank are willing to enter into this Agreement.

         NOW, THEREFORE, the Borrower, the Banks, the Issuing Bank, the Documentation Agent, the Arrangers and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Amounts" shall have the meaning assigned to that term in
Section 4.8.

         "Adjusted Consolidated Net Income" shall mean, for any period, the Borrower and any of its Subsidiaries' aggregate net income (or loss) for such period determined in conformity with IAS; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Subsidiary) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of
Section 8.6(a) (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Subsidiaries; (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of Section 8.6(a), any amount paid or accrued as dividends on any Preferred Stock of the Borrower or any of its Subsidiaries owned by Persons other than the Borrower and any of its Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "Administration Fee Letter" shall have the meaning assigned to that term in Section 4.5(c).

         "Administration Fees" shall have the meaning assigned to that term in
Section 4.5(c).

         "Administrative Agent" shall mean the administrative agent for the Banks appointed pursuant to Section 10.1, initially, JPMCB, and its successors in such capacity.

         "Affected Bank" shall have the meaning assigned to that term in
Section 4.10(a).

         "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Exposure" shall mean, as to any Bank, the sum of (a) the outstanding principal amount of Loans made by such Bank and (b) the amount of such Bank's Participation Fraction in unreimbursed LOC Advances.

         "Agreement" shall mean this Credit Agreement, as from time to time amended, supplemented or otherwise modified.

         "Arrangement Fee Letter" shall have the meaning assigned to that term in Section 4.5(d).

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         "Arrangement Fees" shall have the meaning assigned to that term in
Section 4.5(d).

         "Arrangers" shall mean Bank of America, N.A., Comerica Bank, Landesbank Schlweswig-Holstein Girozentrale, Kiel and Standard Chartered Bank.

         "Asset Sale" shall mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Subsidiaries or (iii) any other property and assets of the Borrower or any of its Subsidiaries, including, without limitation, receivables outside the ordinary course of business and, in each case, that is not subject to the provisions of Section 8.14; provided that "Asset Sale" shall not include sales or other dispositions of current receivables (but not receivables to be generated in the future) in an aggregate amount not to exceed $25,000,000 at any time outstanding.

          "Assignment and Acceptance" shall have the meaning assigned to that term in Section 13.10.

         "Average Life" shall mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank" shall mean each bank or other financial institution listed on the signature pages hereof as a "Bank" and any bank or other financial institution, which becomes a successor or assignee of any such Bank pursuant to
Section 13.10.

          "Bank Affiliate" shall have the meaning assigned to that term in
Section 13.10.

          "Base Rate" shall mean, for any day, the higher of (i) the Prime Rate or (ii) the effective Federal Funds Effective Rate plus one-half of one percent (1/2 of 1.0%), in each case as in effect for such day.

          "Base Rate Loan" shall mean any Loan made or maintained, as the case may be, at a rate of interest calculated with reference to the Base Rate.

          "Base Rate Margin" shall mean 2.00% per annum.

          "Borrower" shall have the meaning assigned to that term in the preliminary statement hereto.

          "Borrowing" shall mean the aggregation of Loans hereunder made on a particular date from the Banks pro rata in accordance with their respective Participation Fractions.

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         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law to close.

         "Canadian Bank" shall mean Export Development Canada, a corporation created pursuant to a special act of the Parliament of Canada.

         "Canadian Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions or other financial institutions in Canada are authorized or required by law to close.

         "Capital Expenditures" shall mean, with respect to the Borrower and its Subsidiaries, all expenditures by the Borrower and its Subsidiaries which should be capitalized in accordance with IAS, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with IAS).

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Effective Date, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with IAS, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Change of Control" shall mean such time as:

         (1) the Existing Holders cease to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of Grupo TFM) of Voting Stock representing more than 50.0% of the total voting power of the total Voting Stock of Grupo TFM on a fully diluted basis;

         (2) individuals who on the Effective Date constitute the Board of Directors of the Borrower or Grupo TFM (together with any new directors whose election by the Board of Directors or by the Borrower's stockholders or Grupo TFM's stockholders, as the case may be, was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Effective Date or whose election or nomination for election was previously so approved or who were appointed by one or more of the Existing Holders) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

         (3) Grupo TFM does not own all of the outstanding Voting Stock of the Borrower other than as a result of (A) one or more primary offerings of Common Stock of the Borrower having, in the aggregate, voting power equal to or less than 35% of the total voting power of the Voting Stock of the Borrower, so long as Grupo TFM shall remain the beneficial owner of at least 65% of the outstanding Voting Stock of the Borrower or (B) a merger, consolidation, sale, transfer or lease solely between Grupo TFM and the Borrower; or

         (4) a "change in control" as defined in any Senior Note Indenture shall occur.

         "Commercial Paper Account" shall have the meaning assigned to that term in Section 2.4(a).

         "Commitment" shall mean, in the case of any Bank, such Bank's obligation to participate in the Letter of Credit Facility in the manner provided in Section 2.8, and to make Loans hereunder, not to exceed in the aggregate the amount set forth next to such Bank's name in Schedule 1.1(a) at any time outstanding, as such amount may be reduced from time to time pursuant to Sections 2.8(d) or 4.1.

         "Commitment Period" shall mean the period from the Effective Date to the Termination Date.

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's equity, other than Disqualified Stock of such Person, whether now outstanding or issued after the Effective Date, including all Common Stock or Preferred Stock (other than Disqualified Stock). For purposes of this definition, "Common Stock" shall include all shares, interests, participations and equivalents corresponding to common stock (other than Disqualified Stock) under the laws of the jurisdiction in which such Person is organized.

         "Concession Title" shall mean the Borrower's right for a period of 30 years, to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997, the date on which Grupo TFM acquired 80% of the Capital Stock of the Borrower.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, increased by interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses otherwise reflected in Consolidated Net Income.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Consolidated Subsidiaries during such period, (iii) all cash payments in respect of taxes made during such period (net of any cash refunds actually received during such period), (iv) the scheduled principal amount of all amortization payments on all Indebtedness (including without limitation the principal component of all Capitalized Lease Obligations) of the Borrower and its Consolidated Subsidiaries for such period (as determined on the first day of the respective period), but excluding any payments refinanced with the proceeds of the CP Notes and the Term Loans, (v) all cash payments made by the Borrower for the benefit of employees pursuant to profit sharing plans in accordance with applicable Mexican law, (vi) all cash dividend payments and
(vii) the net amount of cash collateral deposited during such period, and the net amount of payments made during such period, in each case pursuant to Swap Agreements.

         "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including in any event the then outstanding principal amount of all Outstanding Extensions of Credit, Term Loans, Senior Unsecured Notes I and II and all Capitalized Lease Obligations and the aggregate face amount (without giving effect to the discount on issuance) of the Senior Discount Debentures) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with IAS.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, in any event (i) including (x) the amortization of any original issue discount in connection with the Senior Discount Debentures and (y) withholding or similar taxes paid by the Borrower and its Consolidated Subsidiaries arising from, or in connection with, the payment of interest, fees and any other amounts (in any event, including all Additional Amounts and withholdings with respect to the Senior Notes paid during such period), but (ii) excluding the amortization of any other deferred financing costs incurred in connection with this Agreement or the issuance of the Senior Notes and any other permitted Indebtedness.

         "Consolidated Leverage Ratio" shall mean, as at the last day of any period, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for such period.

         "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with IAS.

         "Consolidated Net Worth" shall mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Borrower and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Borrower or any of its Subsidiaries, each item to be determined in conformity with IAS.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with IAS.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Conversion Certificate" shall have the meaning assigned to that term in Section 3.3.

         "CP Disruption Event" shall have the meaning assigned to that term in the definition of "Market Disruption Event".

         "CP Memorandum" shall mean the Commercial Paper Memorandum prepared in connection with the sale of the CP Notes.

         "CP Notes" shall mean the collective reference to any promissory note of the Borrower in book entry form or in a form issued in accordance with the terms of the Depositary Agreement.

         "Date of Issuance" shall have the meaning assigned to that term in
Section 2.1.

         "Dealer" shall mean Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and any other dealer of the CP Notes appointed by the Borrower and approved by the Issuing Bank (collectively referred to as the "Dealers").

         "Dealer Agreement" shall mean any dealer agreement between the Borrower and any Dealer with respect to the issue and sale of CP Notes.

         "Default" shall mean any of the events specified in Section 9.1, whether or not any requirement for the giving of notice or lapse of time or both has been satisfied.

         "Depositary" shall mean the depositary appointed pursuant to the Depositary Agreement, initially JPMCB, and any successor depositary approved by the Borrower, the Administrative Agent and the Issuing Bank.

         "Depositary Agreement" shall mean the Depositary Agreement in substantially the form of Exhibit C, as from time to time amended, supplemented or otherwise modified.

         "Depositary Fee Letter" shall have the meaning assigned to that term in Section 4.5(e).

         "Depositary Fees" shall have the meaning assigned to that term in
Section 4.5(e).

         "Deposited Funds" shall have the meaning assigned to that term in
Section 2.4(c).

         "Disbursement Date" with respect to any LOC Advance, shall mean the date on which such LOC Advance is made and, with respect to any Loan under
Section 3.1(f), the date on which such Loan is made.

         "Disqualified Stock" shall mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Termination Date; (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Termination Date; or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Termination Date.

         "Documentation Agent" shall mean Standard Chartered Bank.

         "Dollars" and "US$" shall mean lawful money of the United States of America.

         "Domestic Lending Office" shall mean, with respect to any Bank, initially, the office of such Bank designated as such in Schedule 1.1(b); thereafter, such other office of such Bank registered with Hacienda or organized and licensed under the laws of Mexico, if any, which shall be making or maintaining Base Rate Loans in accordance with the provisions of this Agreement.

         "Drawing Deadline" with respect to any CP Note, shall mean the close of business of the Issuing Bank on the date of maturity of such CP Note, or, if such day is not a Business Day, then the first Business Day thereafter but in no event beyond the Stated Termination Date.

         "Effective Date" shall mean the date on which all of the conditions set forth in Section 5.1 hereof have been fulfilled.

         "Elected Termination Date" shall have the meaning assigned to that term in Section 4.2(c).

         "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Eurocurrency Liabilities" shall mean, with respect to any Bank, the full reserve requirement percentage imposed in respect of "Eurocurrency Liabilities", as such term is defined in Regulation D (or any successor provision) (including any marginal, emergency, supplemental, special or other reserves) of the Board of Governors of the Federal Reserve System, that such Bank in its sole discretion determines to be applicable to such Bank for each day during an Interest Period.

         "Eurodollar Business Day" shall mean a Business Day on which commercial banks are open in New York City and London, England, for the transaction of international business, including but not limited to dealings in Dollar deposits in the international interbank markets.

         "Eurodollar Lending Office" shall mean, with respect to any Bank, initially, the office of such Bank designated as such in Schedule 1.1(b); thereafter, such other office of such Bank registered with Hacienda or organized and licensed under the laws of Mexico, if any, which shall be making or maintaining Eurodollar Loans in accordance with the provisions of this Agreement.

         "Eurodollar Loan" shall mean any Loan made or maintained, as the case may be, for the Interest Period applicable thereto at a rate of interest calculated with reference to LIBOR.

         "Eurodollar Margin" shall mean 3.00% per annum.

         "Event of Default" shall have the meaning assigned to that term in
Section 9.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing CP Facility" shall mean the $293,000,000 commercial paper program under the Credit Facility, dated September 19, 2000, by and among the Borrower, Westdeutsche Landesbank Girozentrale, New York Branch, as issuing bank, J.P. Morgan Securities Inc., as lead arranger, Banc of America Securities LLC and Westdeutsche Landesbank Girozentrale, New York Branch, as co-documentation agents, co-syndication agents and arrangers, JPMorgan Chase Bank, as administrative agent and the banks party thereto.

         "Existing Holders" shall mean KCSI and Grupo TMM.

         "Extension of Credit" shall mean an extension of credit in any of the following forms: (a) the issuance of the Letter of Credit, (b) the issuance of CP Notes by the Borrower supported by the Letter of Credit pursuant to Article II, and (c) the making of a Loan under Section 3.1.

         "External Indebtedness" of any Person shall mean all Indebtedness of such Person which by its terms is payable (or may be required by the Person to whom it is owed to be paid) in a currency other than the currency of Mexico to a Person resident or having its head office or principal place of business outside Mexico.

         "Face Amount" shall mean, when used with reference to CP Notes outstanding, the face amount due at maturity of any such CP Note issued on a discount basis.

         "Facility Expenses" shall have the meaning assigned to that term in
Section 13.3.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letters" shall mean, collectively, the Administration Fee Letter, the Arrangement Fee Letter, the Depositary Fee Letter, and the LOC Fee Letter.

         "Fees" shall mean the collective reference to the Participation Fee, the Administration Fees, the Arrangement Fees, the Depositary Fees, the Letter of Credit Fees and the Up-Front Fees.

         "Force Majeure" shall mean any introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or maintain the Letter of Credit, any declaration of war, acts of God having a material effect on the operation of the United States of America commercial paper market or material effect on the operations of the Issuing Bank, any material suspension or material limitation on trading on the New York Stock Exchange or any other national or foreign securities exchange in the United States of America, Mexico or the United Kingdom (but only if the event or circumstances giving rise to such suspension or limitation also has an adverse effect on the operation of the United States of America commercial paper market), any declaration of a general banking moratorium by U.S., New York or the United Kingdom banking authorities, or any establishment of any new restrictions on banks materially affecting the extension of credit by banks.

         "Force Majeure Disruption Event" shall have the meaning assigned to such term in the definition of "Market Disruption Event".

         "Governmental Authority" shall mean any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government.

         "Grupo TFM" shall mean Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico.

         "Grupo TMM" means Grupo TMM, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico, and its successors.

         "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or obligations arising, in the ordinary course of business, from contracting for interline railroad services. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" shall have the meaning assigned to that term in Section 8.9(a).

         "Hacienda" shall mean the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) of Mexico.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "IAS" shall mean the accounting principles issued by the International Accounting Standards Committee, as in effect from time to time.

         "Incur" shall mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication):

         (a)     all indebtedness of such Person for borrowed money;

         (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

         (e) all obligations of such Person as lessee under Capitalized Leases (but not operating leases);

         (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of
(A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

         (g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

         (h) to the extent not otherwise included in this definition, obligations to make payments under Swap Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with IAS, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes of any jurisdiction.

         "Interest Payment Date" shall mean, with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date for such Loan, and with respect to any Eurodollar Loan, the last day of each Interest Period therefor and the Maturity Date for such Loan.

         "Interest Period" shall mean with respect to any Eurodollar Loan, the period commencing on the date of conversion into such Eurodollar Loan or, in the case of a continuation of a Eurodollar Loan, the last day of the immediately preceding Interest Period, and ending on the numerically corresponding day in the calendar month one, two or three months thereafter, as selected by the Borrower in its Notice of Borrowing as provided in Section 3.1(g) or Conversion Certificate as provided in Section 3.3 or notice of continuation as provided in
Section 3.9; provided that, (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, that Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month and (iii) if any Interest Period for any Eurodollar Loan would otherwise (but for this clause (iii)) extend beyond the Stated Termination Date or the Maturity Date for such Loans, then such Interest Period shall end on the Stated Termination Date or such Maturity Date, as the case may be.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with IAS, recorded as accounts receivable on the balance sheet of the Borrower or that of its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

         "Issuing Bank" shall mean the Issuing Bank appointed pursuant to
Section 11.1 hereof, initially, Standard Chartered Bank, in its capacity as issuer of the Letter of Credit, and its successors in such capacity.

         "Joint Lead Arrangers" shall mean the joint lead arrangers appointed by the Borrower pursuant to a mandate letter and Section 12.1 hereof, initially, J.P. Morgan Securities Inc., Salomon Smith Barney, Inc. and each of their successors in such capacity.

         "JPMCB" shall mean JPMorgan Chase Bank.

         "KCSI" means Kansas City Southern Industries, Inc., a Delaware corporation, and its successors.

         "Lending Office" shall mean, with respect to any Bank, a Domestic Lending Office or a Eurodollar Lending Office or both.

         "Letter of Credit" shall mean an irrevocable, direct-pay, transferable letter of credit issued by the Issuing Bank in substantially the form of Exhibit B, which Letter of Credit shall provide for the direct payment from time to time by the Issuing Bank to the Depositary, as agent for the holders of CP Notes, of the Face Amount of the CP Notes.

         "Letter of Credit Account" shall have the meaning assigned to that term in Section 2.5(a).

         "Letter of Credit Facility" shall mean the Letter of Credit, any drafts presented thereunder, any LOC Advances (including any unreimbursed LOC Advances), any obligations of the Borrower in respect of any of the foregoing and any payments received by the Issuing Bank in respect of any of the foregoing.

         "Letter of Credit Fees" shall have the meaning assigned to that term in Section 4.5(b).

         "LIBOR" shall mean, with respect to the applicable Interest Period, the rate for deposits in Dollars for a period equal to such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 a.m. (London time) on such date; in each case as determined by the Administrative Agent and notified to the Banks and the Borrower on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on Page 3750 of the Dow Jones Market Service, LIBOR means the average of the rates per annum, as supplied to the Administrative Agent, quoted by the respective London Branches of JPMCB and Citibank, N.A. to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any other contractual or statutory arrangement or provision having substantially the same economic, financial or operational effect as any of the foregoing); including, without limitation, any device, including without limitation, a foreign, including Mexican, trust or joint venture, for the purpose of setting aside funds for facilitating payments to any person or group of persons.

         "Loans" shall have the meaning specified in Section 3.1(a) hereof.

         "LOC Advance" shall mean any payment or disbursement made by or on behalf of the Issuing Bank under the Letter of Credit.

         "LOC Fee Letter" shall have the meaning assigned to that term in
Section 4.5(b).

         "Majority Banks" shall mean at a particular time, Banks the sum of whose Commitments represents at least 66 2/3% of the aggregate Commitments (or, after all of the Commitments have terminated, the Banks, the sum of whose Aggregate Exposure represent at least 66 2/3% of the Aggregate Exposure of all the Banks).

         "Management Fees" shall mean the management fees payable to KCSI and Grupo TMM, and their respective Affiliates, shareholders, partners, directors or other persons, pursuant to (a) the Management Services agreement, dated May 9, 1997, between KCS Transportation Company and the Borrower and (b) the Management Services agreement, dated May 9, 1997, between Grupo TMM and the Borrower; provided that in no event shall such management fees incurred (whether or not paid) in any fiscal year exceed $2,500,000 (which may be adjusted upward based on the U.S. Consumer Price Index).

         "Market Disruption Date" shall mean the first date to occur on which both (a) a payment is made by the Issuing Bank under the Letter of Credit and
(b) a Market Disruption Event has occurred and is continuing and the issuance of CP Notes is suspended under Section 2.9 hereof; provided, that Loans will not be available with respect to more than one Market Disruption Date prior to the first anniversary of the Effective Date or more than one Market Disruption Date thereafter.

         "Market Disruption Event" shall mean (a) that for any reason there is disruption in the United States commercial paper market, the effect of which is to prevent the Borrower from issuing and selling CP Notes (a "CP Disruption Event") as notified in writing by the Borrower to the Issuing Bank and the Administrative Agent in accordance with the terms and provisions of Section 2.9(a); or (b) an event of Force Majeure (a "Force Majeure Disruption Event") which results in the Issuing Bank notifying the Depositary to cease issuing and delivering CP Notes; provided, however, that so long as any Default or Event of Default has occurred and is continuing, no Market Disruption Event shall be deemed to exist.

         "Market Disruption Obligations" shall have the meaning assigned to that term in Section 3.1(a).

         "Market Disruption Period" shall have the meaning assigned to that term in Section 3.1(a).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Principal Documents or the rights or remedies of the Administrative Agent, the Issuing Bank, the Dealers, the Depositary or the Banks hereunder or thereunder.

         "Maturity Date" with respect to any Loans shall mean the earlier of
(a) the Termination Date and (b) the date which is 90 days from (i) the date of each conversion of Market Disruption Obligations into such Loans pursuant to
Section 3.1(a) or (ii) the Disbursement Date of each Loan made pursuant to
Section 3.1(f), as applicable.

         "Maximum Commercial Paper Amount" shall mean, at any time of determination thereof, an amount equal to (a) the aggregate amount of the Commitments at such time less (b) the sum of (i) the aggregate principal amount of all then outstanding Loans and (ii) the aggregate amount of all unreimbursed LOC Advances which have not been converted into Loans at such time; provided, that, in calculating the Maximum Commercial Paper Amount, there shall not be subtracted from Commitments, (1) unreimbursed LOC Advances on the day of such computation or (2) Loans outstanding on the day of such computation to the extent, in each case, that amounts, including from the proceeds of CP Notes to be issued on such date, are on deposit in the Commercial Paper Account on the date of the issuance of such CP Notes and are to be used to reimburse the Issuing Bank for such unreimbursed LOC Advances or to prepay such Loans, as the case may be.

         "Mexican Note" shall have the meaning assigned to such term in Section 3.2(b).

         "Mexico" shall mean the Estados Unidos Mexicanos (the United Mexican States).

         "Mexrail" shall mean Mexrail, Inc., a Delaware corporation, and its successors.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with IAS; and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Northeast Rail Lines" shall mean that portion of the Mexican railroad system that is the subject of the Concession Title.

         "Note" shall have the meaning assigned to that term in Section 3.2.

         "Notice of Borrowing" shall have the meaning assigned to that term in
Section 3.1(g) and shall be substantially in the form of Exhibit M.

         "Obligations" shall mean all of the obligations and liabilities of the Borrower to the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and/or the Administrative Agent now or in the future existing under or in connection with this Agreement, the Notes, the CP Notes and the Letter of Credit (as any of the foregoing may from time to time be respectively amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing.

         "Outstanding Extensions of Credit" shall mean, at any time, the sum of
(a) the aggregate Face Amount of CP Notes outstanding supported by the Letter of Credit, (b) the aggregate unpaid principal amount of Loans then outstanding and (c) the aggregate amount of unreimbursed LOC Advances which have not been converted into Loans provided, that, in calculating the Outstanding Extensions of Credit at any time, there shall be subtracted from the aggregate amounts determined under clauses (b) and (c) above, amounts, including from the proceeds of CP Notes to be issued on such day, on deposit in the Commercial Paper Account on the date of the issuance of such CP Notes and which are to be used to reimburse the Issuing Bank for such unreimbursed LOC Advances or to prepay such Loans, as the case may be.

         "Participant" shall have the meaning assigned to that term in Section 13.11.

         "Participation Agreement" shall have the meaning assigned to that term in Section 13.11.

         "Participation Fee" shall have the meaning assigned to that term in
Section 4.5(a).

         "Participation Fraction" shall mean, for any Bank, at any time of determination thereof, a fraction having (a) as its numerator the Commitment of such Bank as in effect at such time (or, if the Commitment has terminated, the Commitment as in effect prior to such termination) and (b) as its denominator the aggregate sum of all the Commitments of all the Banks as in effect at such time (or, after the Commitments have terminated, the aggregate Commitments as in effect immediately prior to such termination).

         "Permitted Investment" shall mean (i) an Investment in the Borrower or any of its Subsidiaries or a Person which will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to the Borrower or one of its Subsidiaries; provided that (a) such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Subsidiaries on the date of such Investment and (b) the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 8.4 after giving effect to such Investment as if such Investment had been made on the first day of the four fiscal quarter period most recently ended; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with IAS; and (iv) stock, obligations or securities received in satisfaction of judgments.

         "Permitted Liens" shall mean:

         (a) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made;

         (b) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (e) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of the business of the Borrower or any of its Subsidiaries;

         (f) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that (i) such Liens are created solely for the purpose of securing Indebtedness not in excess of $10,000,000 in the aggregate at any time outstanding which is Incurred to finance the cost (including the cost of improvement, lease or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation or the lease of such property, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100.0% of such cost and (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

         (g) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of the business of the Borrower and its Subsidiaries, taken as a whole;

         (h) Liens encumbering property or assets under construction arising from progress or partial payments by one of the customers of the Borrower or its Subsidiaries relating to such property or assets, the amount of such payments secured by such Liens not to exceed $10,000,000 in the aggregate at any time outstanding;

         (i) any interest or title of a lessor or licensor in the property subject to any Capitalized Lease, operating lease or license agreement, provided that the aggregate amount of such Capitalized Leases, operating leases and licensing agreements does not exceed $10,000,000 in the aggregate at any time outstanding;

         (j) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases;

         (k) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary other than the property or assets acquired;

         (l) Liens arising from the rendering of a final judgment or order against the Borrower or any of its Subsidiaries that does not give rise to an Event of Default;

         (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

         (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (o) Liens encumbering customary initial deposits and margin deposits, and other customary Liens on cash and cash deposits, in each case, securing Indebtedness under Swap Agreements designed solely to protect the Borrower or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

         (q) Liens on existing accounts receivable in an amount not to exceed $25,000,000 in the aggregate at any time outstanding (but not receivables to be generated in the future) of the Borrower or any of its Subsidiaries; and

         (r) Liens on any assets acquired by the Borrower or any of its Subsidiaries after the Effective Date, which Liens were in existence prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of or in connection with such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof.

         "Person" shall mean any corporation, partnership, joint venture, trust, limited liability company, individual or other person or entity of any kind.

         "Preferred Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Effective Date, including, without limitation, all series and classes of such preferred stock or preference stock.

         "Prime Rate" shall mean the rate of interest publicly announced by JPMCB from time to time as its prime rate in New York City, the Prime Rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by JPMCB or any Bank in connection with extensions of credit to debtors of any class, or generally.

         "Principal Documents" shall mean the collective reference to this Agreement, the Letter of Credit, the Depositary Agreement, the CP Notes, the Notes and the Dealer Agreements.

         "Public Equity Offering" shall mean an underwritten primary public offering of Capital Stock of the Borrower pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "Rate of Exchange" shall have the meaning assigned to that term in
Section 13.14.

         "Rating Agencies" shall mean, collectively, S&P and Moody's.

         "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" of a Person shall mean the Chairman, Chief Executive Officer, President, any Executive Director, Director, Vice President, Treasurer or Assistant Treasurer of that Person, in each case authorized to the extent required by a board resolution or shareholder meeting; provided that such officer is then authorized to bind such Person.

         "Restricted Payments" shall have the meaning assigned to that term in
Section 8.6(a).

         "S&P" shall mean Standard & Poor's Ratings Group and its successors.

         "Senior Discount Debentures" shall mean the Borrower's 11 3/4% Senior Discount Debentures due 2009 issued pursuant to the Senior Discount Debentures Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Discount Debentures with substantially identical terms as the Senior Discount Debentures.

         "Senior Discount Debentures Indenture" shall mean the indenture, dated as of June 16, 1997, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Senior Notes" shall mean, collectively, the Senior Unsecured Notes I and II and the Senior Discount Debentures.

         "Senior Notes Indentures" shall mean, together, the Senior Discount Debentures Indenture and the Senior Unsecured Notes Indentures I and II.

         "Senior Unsecured Notes I" shall mean the Borrower's 10 1/4% Senior Notes due 2007 issued pursuant to the Senior Unsecured Notes Indenture I and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Unsecured Notes I with substantially identical terms as the Senior Unsecured Notes I.

         "Senior Unsecured Notes II" shall mean the Borrower's 12 1/2 % Senior Notes due 2012 issued pursuant to the Senior Unsecured Notes Indenture II and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Unsecured Notes II with substantially identical terms as the Senior Unsecured Notes II.

         "Senior Unsecured Notes Indenture I" shall mean the indenture, dated as of June 16, 1997, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Senior Unsecured Notes Indenture II" shall mean the indenture, dated as of June 13, 2002, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Settlement Limit" shall have the meaning assigned to that term in
Section 2.2(d).

         "Simple Note" shall have the meaning assigned to such term in Section 3.2(a).

         "Stated Amount" shall mean US$122,000,000 as such amount may be reduced or reinstated from time to time in accordance with the terms of the Letter of Credit.

         "Stated Termination Date" shall mean the date specified in the Letter of Credit, as the same may be extended pursuant to Section 4.2(d).

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by such Person and one or more other Subsidiaries of such Person.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Temporary Cash Investment" shall mean any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits denominated and payable in U.S. Dollars maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by S&P or Moody's or any money-market fund denominated and payable in U.S. dollars sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper denominated and payable in U.S. Dollars, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; (vi) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof, (vii) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above; (viii) demand deposit accounts with U.S. banks (or Mexican banks specified in clause (ix) of this definition) maintained in the ordinary course of business; and (ix) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Mexican pesos, maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Fondo Bancario de Proteccion al Ahorro or any successor thereto.

         "Term Loan Agreement" shall mean the $150,000,000 Credit Agreement, dated as of September 17, 2002, among TFM, S.A. de C.V., as Borrower, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as joint lead arrangers, JPMorgan Chase Bank as the administrative agent and the banks named therein.

         "Term Loans" shall mean the loans made pursuant to the Term Loan Agreement.

         "Termination Date" shall have the meaning assigned to that term in
Section 4.2(b).

         "Texas Mexican Railway Company" means the Texas Mexican Railway Company, a Texas corporation, and its successors.

         "Trade Payables" shall mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Tranche" shall mean all outstanding Eurodollar Loans having the same Interest Period.

         "Transaction Date" shall mean, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Up-Front Fees" shall have the meaning assigned to that term in
Section 4.5(f).

         "VAT Refund" shall mean the amount of value added taxes paid or payable to the Borrower by Mexico as a result of matters pending on June 16, 1997 with respect to such value added taxes.

         "Voting Stock" means with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding, however, Class III Series A shares and Class III Series B shares of the Borrower owned by Mexico as of June 23, 1997 and any class or kind of capital stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of each class) under the By-laws of such Person or under Mexican law.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares, Investments by foreign nationals mandated by applicable law or any minimum statutorily required shares under Mexican law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.2.      Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the meanings customarily given in accordance with IAS as in effect on the Effective Date. All ratios and computations shall be computed in conformity with IAS applied on a consistent basis in U.S. Dollars.

         (c) The term "including" is not limiting and means "including without limitation".

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (f) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".
Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

                                   ARTICLE II

                LETTER OF CREDIT AND COMMERCIAL PAPER OPERATIONS

         SECTION 2.1. The Letter of Credit. Upon at least five Business Days' prior notice from the Borrower to the Issuing Bank, the Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Depositary on the date prior to September 17, 2002, which must be a Business Day (the "Date of Issuance"), on which the conditions precedent specified in Section 5.1 and, if applicable to the Date of Issuance, Section 5.2 are satisfied; in the Stated Amount and expiring on or before the Stated Termination Date.

         SECTION 2.2.      Issuance of CP Notes.

         (a) The Borrower has, pursuant to the Depositary Agreement, authorized and directed the Depositary to act as its issuing and paying agent for the issuance, delivery and payment of CP Notes.

         (b)(i) So long as neither the Borrower nor the Depositary is in receipt of unrevoked instructions from the Administrative Agent (upon instructions from the Majority Banks) or from the Issuing Bank, given in accordance with this Section 2.2 and the Depositary Agreement (or from the Borrower in accordance with Section 2.9(a)), not to issue or deliver CP Notes because:

              (A) the conditions precedent specified in Article V with respect to Extensions of Credit have not been satisfied;

              (B) the Commitments have, or the Issuing Bank's obligation to issue and maintain the Letter of Credit has, been terminated or canceled pursuant hereto;

              (C) the Outstanding Extensions of Credit exceed or, after giving effect to the issuance of CP Notes and the application of the proceeds thereof, would exceed the sum of the Commitments as then in effect;

              (D) the issuance of CP Notes is for the time being prohibited by the provisions of Sections 2.6 or 2.9; or

              (E) the Commitments have been reduced, effective on the maturity of CP Notes outstanding, and the Face Amount of CP Notes to be issued on such maturity date is not in an amount equivalent to or less than the Commitments as so reduced;

         the Borrower shall have the right from time to time to issue and sell CP Notes pursuant to and in accordance with this Agreement and the Depositary Agreement. Any instructions from the Issuing Bank or the Administrative Agent (or the Borrower) to the Borrower or the Depositary in accordance with this Section 2.2(b) shall only be given if there has occurred, and shall specify as being the reason(s) to cease issuing and delivering CP Notes, one or more of the events described above, and a copy of such instructions shall be sent simultaneously to the Issuing Bank, the Administrative Agent, the Banks, the Dealers, the Borrower and the Depositary.

              (ii) If the Issuing Bank or the Administrative Agent (or the Borrower) shall, as permitted by Section 2.2(b)(i) and the Depositary Agreement, instruct the Borrower or the Depositary not to issue or deliver CP Notes, then the Borrower and the Depositary shall not thereafter, until such instructions are revoked by the Issuing Bank or the Administrative Agent (or the Borrower), as the case may be, issue or deliver any CP Note; provided, however, that the Depositary may be required to deliver CP Notes in respect of which a final agreement for sale was concluded by a Dealer prior to receipt by such Dealer, as applicable, of notice of such instructions; provided, further, however, that the issuance and delivery of such CP Notes shall not cause the Outstanding Extensions of Credit to exceed the Commitments in effect immediately prior to the delivery of such notice. The Borrower shall not under any circumstances request a Dealer to purchase or to solicit offers to purchase any CP Notes from the Borrower after having received such instructions from the Issuing Bank or the Administrative Agent (or the Borrower). For purposes of this Section 2.2(b)(ii), an agreement with respect to the issuance and delivery of CP Notes shall be deemed concluded when it has become a final agreement in accordance with the customary practice of commercial paper dealers in New York, New York.

              (iii) The Issuing Bank or the Administrative Agent (with the consent of the Majority Banks) (or the Borrower) may revise or revoke any instruction given by it pursuant to this Section 2.2(b) to the Borrower and the Depositary not to issue or deliver CP Notes by notifying the Borrower and the Depositary by electronic means (or by telephone if promptly confirmed by facsimile or other written transmission), with a copy to the Issuing Bank, the Administrative Agent and each Dealer, of such revision or revocation, and any such instruction given by the Issuing Bank or the Administrative Agent (or the Borrower) shall be revised or revoked by it if the condition or conditions giving rise to such instruction shall have been remedied or cured to the reasonable satisfaction of the Issuing Bank, the Administrative Agent and the Majority Banks; provided, however, that the Issuing Bank or the Administrative Agent, acting without the consent of the Majority Banks, may revise or revoke any instructions given by it not to issue or deliver CP Notes due to clause (b)(i)(C) or (b)(i)(D) of this Section 2.2 so long as the condition giving rise to such instruction shall have been remedied or cured to the reasonable satisfaction of the party (either the Issuing Bank or the Administrative Agent, as the case may be) which gave the original instruction.

              (iv) Notwithstanding anything in this Agreement to the contrary, no notice pursuant to this Section 2.2(b) shall be required to be sent to the Borrower if an Event of Default specified in Section 9.1(f) shall have occurred.

         (c) The Borrower agrees that each CP Note shall (i) be in book-entry form or in a form as otherwise permitted by the Depositary Agreement, (ii) be dated the date of issuance thereof (which shall be a Business Day), (iii) have a stated date of maturity (which shall be a Business
Day), which shall not be later than the earlier to occur of (A) the 360th day next succeeding the date of its issuance and (B) the Stated Termination Date,
(iv) be issued in a denomination greater than or equal to US$100,000, and (v) be in a Face Amount which, when added to (X) the aggregate Face Amount of all other CP Notes to be issued on such Business Day and (Y) the aggregate Face Amount of all CP Notes outstanding on such Business Day (excluding any CP Notes maturing and paid in full on such Business Day), will not exceed an amount equal to the Maximum Commercial Paper Amount for such Business Day. Subject to the provisions of the Depositary Agreement, all CP Notes shall be issued and delivered against payment therefor in accordance with the terms of this Agreement and the Depositary Agreement. All CP Notes will be issued on a discount basis.

         (d) The Borrower will structure its sales of CP Notes so that there will not mature on any one Business Day CP Notes having an aggregate Face Amount that would exceed the product of (i) 50% and (ii) the Stated Amount (the "Settlement Limit"); provided, however, in connection with (x) an extension of the Stated Termination Date or (y) the refunding of the Obligations pursuant to documentation satisfactory to the Issuing Bank and the Administrative Agent, 100% of the aggregate Face Amount of CP Notes outstanding may mature on any one Business Day that occurs on or prior to the Stated Termination Date. The Settlement Limit is for the sole benefit of the Issuing Bank and the Issuing Bank shall have the right to waive the Settlement Limit with subsequent notice to the Borrower and the Dealers, but without the consent of any party to the Principal Documents.

         SECTION 2.3.      Agreement to Reimburse LOC Advances.

         (a) The Borrower hereby agrees to reimburse the Issuing Bank for the amount of any LOC Advance on the Disbursement Date for such LOC Advance. The Borrower also agrees to pay the Issuing Bank interest on each unreimbursed LOC Advance (or portion thereof) at the rate per annum specified in Section 2.3(b); provided, however, that if any LOC Advance shall be reimbursed to the Issuing Bank on the Disbursement Date of such LOC Advance, then such LOC Advance shall not bear interest. Nothing in this paragraph (a) shall impair or otherwise affect the rights of the Issuing Bank to effect reimbursements of LOC Advances, and interest thereon, pursuant to the provisions of Section 2.4.
Each payment to the Issuing Bank by the Borrower pursuant to this Section 2.3(a) shall be made by wire transfer of Dollars in immediately available funds to the Issuing Bank to an account as set forth on Schedule 1.1(b) which must be an account maintained in New York City, New York.

         (b) If any LOC Advance is not reimbursed in full on the date such reimbursement is due, or is not converted into Loans as of such date pursuant to Section 3.1, then the amount thereof which is not so reimbursed or converted shall bear interest from the date of the making thereof until the date such LOC Advance is reimbursed in full or converted into Loans pursuant to Section 3.1, as the case may be, at a rate per annum equal to the Base Rate plus the Base Rate Margin plus 2.0% (computed on the basis of actual days elapsed and a year of 365 or 366 days).

         (c) Interest on each LOC Advance accrued under Section 2.3(b) shall be payable by the Borrower (i) if such LOC Advance is not repaid or converted into Loans pursuant to Section 3.1 within three Business Days, on the third Business Day following the date on which the LOC Advance is made, (ii) on the date of repayment of such LOC Advance and (iii) if such LOC Advance is converted into Loans within three Business Days, on the date of the first Interest Payment Date with respect to such Loans.

         (d)     The obligations of the Borrower to the Issuing Bank under this
Section 2.3 shall be absolute, unconditional and irrevocable, and all amounts due under this Section 2.3 shall be paid strictly in accordance with the terms hereof under all circumstances whatsoever (except as set forth in the second parenthetical of the following clause (i) of this subsection (d)), including the following circumstances:

              (i) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the Depositary, any beneficiary or any transferee of the Letter of Credit (or any Persons for whom the Depositary, any such beneficiary or any such transferee may be acting), the Issuing Bank (other than the defense of payment to the Issuing Bank in accordance with the terms of this Agreement), the Administrative Agent, any Bank or any other Person, whether in connection with this Agreement or any unrelated transaction;

              (ii) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (iii) payment by the Issuing Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit;

              (iv) any amendment to, waiver of, or consent to the departure from, the terms of, this Agreement or any of the other Principal Documents;

              (v) the lack of validity or enforceability of any CP Note or any agreement or document related thereto; or

              (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

         provided, however, that the provisions of clauses (i) through (vi) inclusive above shall not limit any right or claim the Borrower may have against the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's gross negligence or willful misconduct, it being understood that the existence of any such right or claim shall not in any way affect the obligation of the Borrower to reimburse the Issuing Bank for all LOC Advances.

         SECTION 2.4.      Commercial Paper Account.

         (a)  (i)    The Depositary, as agent for the Issuing Bank, has
established at its Corporate Trust offices in New York, New York a special purpose non-interest bearing account (for the benefit of the Issuing Bank) identified as Standard Chartered Bank (TFM, S.A. de C.V. CP Program) Commercial Paper Account (the "Commercial Paper Account"), over which the Issuing Bank has exclusive control and the sole right of withdrawal. The Borrower hereby acknowledges that except for the Issuing Bank and the Depositary, as agent for the Issuing Bank and as provided in Section 2.4(c), no Person (including the Borrower) shall have any legal or beneficial interest in the Commercial Paper Account.

              (ii) All proceeds from the sale of CP Notes will initially be paid into the Commercial Paper Account. Pursuant to Section 1(b) of the Depositary Agreement, the Issuing Bank has issued standing instructions to the Depositary in writing, in the form of Exhibit E to the Depositary Agreement, that, subject to the conditions that there shall not have occurred and be continuing any Default or Event of Default, and that the funds in the Commercial Paper Account are not subject to any investigation, writ, order, judgment, warrant of attachment, execution or similar process or to any stay or other similar legal restraint and that, after giving effect to any transfer from the Commercial Paper Account in accordance with the terms hereof, the Outstanding Extensions of Credit would not exceed the Commitments then in effect, the Issuing Bank shall be deemed to have authorized and directed the Depositary to transfer to other accounts or Persons specified to the Depositary in writing (or by telephone or facsimile transmission, and in the case of telephonic notice, promptly confirmed in writing) by the Borrower (with a copy of all written communications to be sent contemporaneously to the Issuing
         Bank), funds on deposit in the Commercial Paper Account in excess of the aggregate amount payable (including interest, to the extent provided for herein) or that would be payable on the day of such transfer by the Borrower in respect of any LOC Advances relating to matured CP Notes and any Loans outstanding which are subject to mandatory prepayment pursuant to Section 3.5(b); provided that the Issuing Bank shall not be liable to any Person for any such transfer of funds made pursuant to the Borrower's written request.

              (iii) The Issuing Bank may, and at the direction of the Administrative Agent shall, in each case, without demand or prior notice of any kind (but with concurrent notice sent to the Borrower, although the failure to deliver such notice shall not result in any liability to the Administrative Agent, the Issuing Bank or the Depositary), at any time and from time to time, cause the Depositary to debit the Commercial Paper Account first for the amount of any unreimbursed LOC Advances incurred by the Borrower and interest thereon, second any Loans outstanding which are subject to mandatory prepayment pursuant to
         Section 3.5(b) and interest thereon and third for any amount in respect of costs due and unpaid hereunder by the Borrower (if there be sufficient funds therein) and to wire transfer such debit amount to the Issuing Bank or the Administrative Agent, as the Issuing Bank may direct. In addition, upon the occurrence of an Event of Default, the Issuing Bank may, and at the direction of the Administrative Agent shall, in each case, without demand or prior notice of any kind (but with concurrent notice sent to the Borrower, although the failure to deliver such notice shall not result in any liability to the Administrative Agent, the Issuing Bank or the Depositary), cause the Depositary to debit the Commercial Paper Account for any amount in respect of Fees, expenses or any other Obligations and to wire transfer such debit amount to the Issuing Bank or the Administrative Agent, as the Issuing Bank may direct.

         (b) Subject to the provisions of Section 9.2, (i) the Issuing Bank will not accept any payment by the Borrower, through the Depositary, for reimbursement of the Obligations (whether with the proceeds of Loans or otherwise) prior to 11:30 a.m., New York City time, on the day any payment is made in respect of a drawing under the Letter of Credit and (ii) the Issuing Bank will not request the Depositary to debit the Commercial Paper Account for any payment in respect of the Obligations prior to 1:30 p.m., New York City time, on the date of any drawing under the Letter of Credit, and in the case of each of clauses (i) and (ii) above, in no event prior to the time the Issuing Bank honors such drawing.

         (c) In order to secure and to provide for the repayment of the Obligations, and until the Obligations shall be paid in full and the Commitments have been terminated, the Borrower hereby irrevocably sells, assigns, pledges, grants and conveys to the Issuing Bank, as agent for the ratable benefit of the Banks and the Issuing Bank, all of its right, title and interest in and to: (i) the net proceeds from the sale of CP Notes, (ii) the Commercial Paper Account and (iii) all the funds at any time and from time to time on deposit in, or otherwise to the credit of, and all proceeds of, the Commercial Paper Account (all such proceeds, accounts and funds being herein called the "Deposited Funds") and all claims of the Borrower in and to the Deposited Funds.

         (d) The Borrower, the Issuing Bank, the Banks and the Administrative Agent acknowledge that, for so long as the Letter of Credit is in effect or any amounts payable hereunder or to the holders of the CP Notes remain unpaid, the Depositary, as agent for the Issuing Bank, the Administrative Agent and the Banks, shall be a pledgee in possession of the Deposited Funds and the Issuing Bank shall have the sole and exclusive right to withdraw or order a transfer of Deposited Funds from the Commercial Paper Account. The Borrower hereby appoints the Issuing Bank the true and lawful attorney of the Borrower, with full power of substitution, for the purpose of directing the Depositary to make any such withdrawal or order any such transfer of Deposited Funds from the Commercial Paper Account pursuant to this Section
2.4 and Section 1(b) of the Depositary Agreement, which appointment is coupled with an interest and is irrevocable.

         (e) Upon the occurrence and during the continuance of any Event of Default, the Issuing Bank will, at any time and from time to time, appropriate and apply, or cause the

Depositary to apply, the Deposited Funds, whether then held or thereafter acquired, to the payment or prepayment in full of all outstanding Obligations, whether or not then due, but subject to Section 2.4(b) and to the requirement that all payments under the Letter of Credit shall be made by the Issuing Bank from its own funds other than Deposited Funds. The Issuing Bank shall, in addition to the rights and powers provided for herein, be entitled to exercise from time to time any rights and remedies available to it under applicable law as a secured party in respect of the Deposited Funds. The Issuing Bank shall not be liable to any Person for any incorrect or improper payment made pursuant to this Section 2.4 in the absence of gross negligence or willful misconduct.

         (f) The Borrower agrees that it will maintain in the Commercial Paper Account on each maturity date of the CP Notes in immediately available funds an amount equal to the Face Amount of all CP Notes scheduled to mature on such day; provided, however, that in determining the amount of funds in the Commercial Paper Account for purposes of this paragraph (f), there shall be included funds payable on or before 5:00 p.m. (New York City time) on account of the purchase price of CP Notes duly issued and delivered on such day in accordance with the provisions of this Agreement and the Depositary Agreement and to be deposited in the Commercial Paper Account.

         SECTION 2.5.      Letter of Credit Account.

         (a) The Depositary has established at its Corporate Trust offices in New York, New York, a special purpose non-interest bearing account identified as the TFM, S.A. de C.V. Letter of Credit Account (the "Letter of Credit Account"). The Letter of Credit Account is in the name of the Depositary, as paying agent for the CP Notes, and under the exclusive control of the Depositary as such paying agent. Except for the holders of the CP Notes and the Depositary, as such paying agent, no Person shall have any legal or beneficial interest in the Letter of Credit Account. The funds in the Letter of Credit Account shall be subject to withdrawal solely by the Depositary, as paying agent for the CP Notes, and solely for the purpose of paying matured CP Notes in respect of which the Depositary has made a drawing under the Letter of Credit. All payments by the Issuing Bank under the Letter of Credit with respect to CP Notes shall be made directly to the Letter of Credit Account and no funds in the Letter of Credit Account shall be commingled with monies from any other source.

         (b) The Depositary Agreement provides that prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the day on which CP Notes mature, the Depositary shall make drawings under the Letter of Credit in an aggregate amount equal to the aggregate Face Amount of such maturing CP Notes, as the case may be, and prior to 1:00 p.m. New York City time, on the maturity date of such CP Notes, the Issuing Bank will honor such drawings by making a wire transfer to, or causing to be deposited in, the Letter of Credit Account, as applicable, an amount in Dollars in immediately available funds equal to the amount so drawn. The Depositary will record the date and time of receipt of each wire transfer sent by the Issuing Bank to the Letter of Credit Account and keep accurate records of each disbursement therefrom. The Issuing Bank agrees that all LOC Advances shall be paid out of the general funds of the Issuing Bank and that no payments under the Letter of Credit shall in any way be contingent upon or drawn from amounts on deposit in the Commercial Paper Account or amounts on deposit in any account maintained by the Borrower with the Issuing Bank or the

Administrative Agent. The Issuing Bank further agrees that no CP Notes shall be paid by the Issuing Bank except in the manner provided in the Depositary Agreement.

         SECTION 2.6.      Change in Law Applicable to the Letter of Credit.

         In the event that any restrictions are imposed upon the Issuing Bank or the Borrower by any law or regulation, existing or future, of any Governmental Authority, including any legal lending limits imposed by law or regulations of the United States or any State thereof, which in the opinion of counsel to the Issuing Bank, promptly confirmed in writing with a copy to the Borrower, would prohibit the Issuing Bank from issuing or maintaining the Letter of Credit or would prohibit the issuance or the sale by the Borrower of CP Notes supported by the Letter of Credit, the Issuing Bank shall promptly give notice thereof in accordance with Section 2.2 to the Borrower, the Administrative Agent (which in turn will give notice to the Banks), the Dealers and the Depositary and, upon the giving of such notice, the obligation of the Issuing Bank to permit any further issuance of CP Notes supported by the Letter of Credit shall terminate; provided, that such event shall be treated for all purposes hereunder, subject to all applicable restrictions and limitations, as a Force Majeure Disruption Event.

         SECTION 2.7. Effect on the Letter of Credit. Notwithstanding anything herein to the contrary, no suspension, termination or reduction of the Commitments or delivery of notice to cease issuing CP Notes pursuant to the terms of this Agreement shall affect, terminate or reduce (a) the liability of the Issuing Bank under the Letter of Credit with respect to any CP Notes validly issued in accordance with the terms and provisions of the Depositary Agreement or (b) the liability of the Borrower with respect to any LOC Advance relating to the Letter of Credit or any Loan hereunder or (c) the obligation of any Bank to reimburse the Issuing Bank for such Bank's Participation Fraction of any LOC Advance in accordance with the terms of this Agreement.

         SECTION 2.8.      Participation and Funding Commitments.

         (a)     (i)   The Issuing Bank hereby sells and transfers to each Bank
and each Bank hereby unconditionally and irrevocably, severally and for itself only, purchases and acquires an undivided participation interest, to the extent of such Bank's Participation Fraction in the Commitments, in the LOC Advances, all interest thereon and all other rights and obligations of the Issuing Bank under, and in connection with, the Letter of Credit and the Letter of Credit Facility with respect thereto.

                 (ii) The several obligations and liabilities of the Banks to the Issuing Bank hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense, or other right which such Bank or any other Person may have against the Administrative Agent, the Issuing Bank or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default or the termination of the Commitments or the Letter of Credit; (C) any adverse change in the condition (financial or otherwise) or prospects of the Borrower; (D) any breach of any of the Principal Documents by any party thereto; (E) the fact that any condition precedent to the issuance of CP Notes or the making of any payment under the Letter of Credit was not in fact met; (F) any violation or asserted violation of law by any Bank or any affiliate thereof; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each
         Bank agrees to pay and discharge when due its Participation Fraction in the Issuing Bank's liability under the Letter of Credit by paying to the Issuing Bank in accordance with Section 2.8(b) its Participation Fraction of each amount paid by the Issuing Bank under the Letter of Credit; provided, however, that the provisions of clauses (A) through (G) inclusive above shall not limit any right or claim any Bank may have against the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by such Bank which such Bank proves were caused by the Issuing Bank's gross negligence or willful misconduct, it being understood that the existence of any such right or claim shall not in any way affect the obligation of such Bank to reimburse the Issuing Bank for all LOC Advances.

         (b)     (i)    As promptly as practicable upon becoming aware that it
has not been or will not be reimbursed for any LOC Advance before 5:00 p.m., New York City time, on the Disbursement Date for such LOC Advance or that such LOC Advance will convert to Base Rate Loans pursuant to Section 3.1, the Issuing Bank will notify the Administrative Agent of the amount of and Disbursement Date for such LOC Advance. Such notification may be given telephonically, but shall in all events be confirmed promptly by facsimile or other written notice in substantially the form of Exhibit D.

                 (ii) Not later than 2:00 p.m., New York City time, on the Business Day on which such notice from the Issuing Bank, pursuant to
         Section 2.8(b)(i), is received (if such notice is received at or prior to 1:00 p.m., New York City time, on such day) or as promptly as practicable and not later than 10:00 a.m., New York City time on the next succeeding Business Day (if such notice is received after such time), the Administrative Agent shall notify each Bank by facsimile transmission or telephone (any such facsimile transmission or telephone conversation to be promptly confirmed by an original in writing) of its pro rata share of such LOC Advance or the amount of its Loan into which such share is converted, based on its Participation Fraction, and forthwith upon receipt of such notice, each Bank shall make available its pro rata share of such LOC Advance or the amount of its Loan into which such share is converted to the Administrative Agent as set forth on Schedule 1.1(b) in immediately available funds, not earlier than 1:30 p.m., New York City time, on such Disbursement Date and not later than (A) 4:00 p.m., New York City time, on the day such notice from the Administrative Agent is received (where the relevant notice is received at or prior to 2:00 p.m., New York City time, on any Business Day), or (B) 12:00 noon, New York City time, on the next succeeding Business Day (where the relevant notice is received after 2:00 p.m., New York City time, on any day).

                 (iii) Each Bank shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable fees and disbursements of counsel including the allocated cost of internal counsel) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Administrative Agent with such Bank's pro rata share of the amount of any LOC Advance or the amount of its Loan in accordance with the provisions of Section 2.8(b)(ii) or Section 3.1(a), as the case may be, but (A) no Bank shall be so liable for any such failure on the part of any other Bank and (B) no Canadian Bank shall be liable for any delay in providing the Administrative Agent with such Canadian Bank's pro rata share of the amount of any LOC Advance or Loan so long as such Canadian Bank provides the Administrative Agent with such Canadian Bank's pro rata share within three Business Days (it being understood that such three Business Day exception shall only apply to Canadian Banks which cannot provide their pro rata share earlier due to it not being a Canadian Business Day); provided further, that in any event each Canadian Bank shall reimburse the Issuing Bank or the Borrower, as the case may be, at the Federal Funds Effective Rate for any direct costs to the Issuing Bank or the Borrower, as applicable, arising from the Canadian Bank's delay in payment.. If a Bank does not make available to the Administrative Agent when due such Bank's pro rata share of any LOC Advance or the amount of any such Loan, such Bank shall be required to pay interest to the Issuing Bank on its pro rata share of such LOC Advance or such Loan at the Federal Funds Effective Rate from the date such Bank's payment is due until the date it is received by the Issuing Bank. If the Issuing Bank receives a Bank's pro rata share of any LOC Advance on the Disbursement Date therefor, or if the Issuing Bank receives interest on any late payment from such Bank in accordance with the provisions of the preceding sentence, such Bank shall receive interest on its pro rata share of such LOC Advance in accordance with paragraph (c) of this Section 2.8 from such Disbursement Date. If the Issuing Bank does not receive a Bank's pro rata share of any LOC Advance on the Disbursement Date therefor and does not receive interest on any such late payment from such Bank in accordance with the provisions of this paragraph, such Bank shall receive interest on its pro rata share of such LOC Advance in accordance with paragraph (d) of this Section 2.8 from the date on which such Bank's payment is received by the Issuing Bank.

         (c)     (i)   Whenever the Issuing Bank shall receive any payment in
the form of reimbursement from the Borrower of any LOC Advance or any payment of interest on any such unreimbursed LOC Advance, which payment relates to an amount for which the Issuing Bank has received reimbursement from the Banks pursuant to this Agreement, the Issuing Bank will promptly pay to each Bank, in immediately available funds, such Bank's pro rata share, computed in accordance with its Participation Fraction, of such payment (x) before the close of business on the day such payment is received, if such payment is received at or prior to 12:00 noon, New York City time, on such day or (y) before 2:00 p.m., New York City time, on the next succeeding Business Day if such payment is received after 12:00 noon, New York City time, on such day; provided, however, that such Bank shall only be entitled to share in payments relating to interest in accordance with the provisions of paragraph (b) of this Section 2.8. Any amounts received by the Issuing Bank that are due and owing to the Banks and remain unpaid to the Banks after the date on which the Issuing Bank receives such amounts shall bear interest, payable by the Issuing Bank, at the Federal Funds Effective Rate from the day such amounts are received until the day such payment is made. Each Bank shall have a direct claim against the Borrower for the principal of and interest on each portion of a LOC Advance advanced by it to the Issuing Bank to the extent that the Borrower does not reimburse the Issuing Bank for such LOC Advances.

                 (ii) If on any date on which LOC Advances are outstanding, the Issuing Bank receives payment from the Borrower in an amount less than the aggregate amount of such LOC Advances, together with accrued and unpaid interest thereon, such payment shall be allocated to the Banks pro rata in proportion to the aggregate amount of LOC Advances then outstanding, respectively, to be distributed to the Banks, as the case may be, as provided in clause (i) of this paragraph (c).

         (d) If a Bank fails to make any payments under this Section 2.8, and if any such payments are not made prior to the expiration of five Business Days following notice of such nonpayment given by the Issuing Bank to such Bank, then (i) the Issuing Bank (with the prior consent, such consent not to be unreasonably withheld, of the Borrower) may cause such Bank to transfer to it or to a third party or (ii) the Borrower (with the prior consent, such consent not to be unreasonably withheld, of the Issuing Bank) may cause such bank to transfer to a third party (which in any case must be a bank or financial institution organized and licensed under the laws of Mexico or a commercial bank registered with Hacienda) in exchange for the sum or sums due hereunder from such Bank, such Bank's participation interest hereunder, and all other rights of such Bank under this Agreement, without, however, relieving such Bank from any liability for damages, costs and expenses suffered by the Issuing Bank as a result of such failure. The purchaser of any such interest (including the Issuing Bank) shall be deemed to have acquired an interest senior to the interest of such Bank and, accordingly, (i) such purchaser shall be entitled to receive all subsequent payments which the Issuing Bank would otherwise have made hereunder to such Bank, (ii) such purchaser (if not already a party to this Agreement) shall immediately become a party to this Agreement without the need for any further amendment hereto, (iii) the Borrower shall promptly execute and deliver to such purchaser one or more Notes pursuant to Section 3.2 below, and (iv) such Bank shall thereupon cease to be a Bank party to this Agreement and shall cease to have any further rights in respect hereof or in respect of such Bank's Notes, which shall be deemed canceled, except that such Bank shall continue to be entitled to be reimbursed for all amounts previously advanced by it not theretofore reimbursed and all unpaid Loans theretofore made by it and not repaid and to be paid any interest thereon to which such Bank is entitled in accordance with this Agreement; provided, however, that such Bank's entitlement to be so reimbursed and paid in full shall be subordinate and junior in all respects to the rights of all other Banks, including the purchaser, to be paid all amounts due and owing to them hereunder. Following such reimbursements, such Bank shall forthwith return its Notes to the Borrower marked "canceled".

         SECTION 2.9.      Market Disruption Events.

         (a) If, based upon information provided by the Dealers, the Borrower shall determine on any Business Day that a CP Disruption Event shall have occurred, the Borrower shall immediately cease issuing CP Notes and written notice of such determination (pursuant to a Notice of CP Disruption Event in substantially the form of Exhibit H) shall be given to the

Issuing Bank, the Joint Lead Arrangers and the Administrative Agent by the Borrower no later than 11:00 a.m., New York City time, on such Business Day. If, in accordance with the preceding sentence, the Borrower ceases to issue CP Notes, the Borrower shall also promptly give notice to the Depositary pursuant to the Depositary Agreement not to issue and deliver any CP Notes. The Administrative Agent shall give prompt written notice of such determination to the Banks.

         (b) If the Issuing Bank shall determine on any Business Day that a Force Majeure Disruption Event shall have occurred, then the Issuing Bank may, but shall not be obligated to, give notice to the Depositary pursuant to the Depositary Agreement, in the form provided in Exhibit L hereto, not to issue and deliver any CP Notes. The Issuing Bank shall give prompt written notice of such determination to the Borrower, the Joint Lead Arrangers, the Administrative Agent and the Dealers. The Administrative Agent shall give prompt written notice of such determination to the Banks. In the case of a Force Majeure Disruption Event, the Borrower may elect to substitute the Issuing Bank, with the consent of the Majority Banks (which consent shall not be unreasonably withheld); provided, (i) no CP Notes are outstanding, (ii) the Issuing Bank shall have received for its own account payment in full for all amounts owing to it under the Principal Documents (whether due and payable at such time or otherwise), including, without limitation, all fees and reimbursement obligations, (iii) each of Moody's and S&P shall have consented to the substitution of the Issuing Bank and shall have confirmed the rating of the Letter of Credit with the substitution of the Issuing Bank, (iv) if the Force Majeure Disruption Event was precipitated by a downgrade in the rating of the Issuing Bank by Moody's or S&P, then the new issuing bank shall have a higher rating by Moody's and/or S&P, as applicable, than the Issuing Bank, (v) the Borrower shall deliver any other document reasonably requested by the Administrative Agent or either Rating Agency, including customary opinions of counsel. Once each of the conditions described in the immediately preceding sentence have been met, the Issuing Bank promptly shall assign all of its rights and interest under this Agreement and all other documents executed in connection herewith to the new issuing bank.

         (c) In the event the issuance of CP Notes by the Borrower is suspended as a result of this Section 2.9, the Borrower may incur Loans in accordance with the terms and provisions of Section 3.1.

         (d) If, based upon information provided by the Dealers, the Borrower shall determine on any Business Day that a CP Disruption Event shall have ceased to exist, then written notice of such determination (pursuant to a Notice of CP Disruption Event, in substantially the form of Exhibit H) shall be given to the Issuing Bank, the Joint Lead Arrangers, the Administrative Agent and the Depositary by the Borrower as soon as possible after any such information has been given by the Dealers to the Borrower, whereupon the Borrower may revoke forthwith any instructions to the Depositary not to issue and deliver CP Notes and the Borrower may, subject to concurrent or prior prepayment of all Loans in accordance with Section 3.5(b), recommence issuing CP Notes. The Administrative Agent shall give prompt written notice to the Banks upon receipt of any such determination.

         (e) If the Issuing Bank shall determine that a Force Majeure Disruption Event shall have ceased to exist, then the Issuing Bank shall as promptly as is possible under the circumstances give written notice of such determination to the Depositary, the Joint Lead

Arrangers, the Administrative Agent, the Dealers and the Borrower, whereupon the Issuing Bank shall revoke forthwith any instructions to the Depositary not to issue and deliver CP Notes and the Borrower may, subject to concurrent or prior prepayment of all Loans in accordance with Section 3.5(b), recommence issuing CP Notes. The Administrative Agent shall give prompt written notice to the Banks upon receipt of notice of any such determination.

                                  ARTICLE III

                                     LOANS

         SECTION 3.1.      Loans.

         (a) Notwithstanding anything to the contrary contained in Article II, if at any time during the Commitment Period there shall occur a Market Disruption Event, then, subject to the terms and conditions set forth in this Agreement and the satisfaction of the conditions precedent to Extensions of Credit set forth in Section 5.2, all unreimbursed LOC Advances made while such Market Disruption Event is in existence (the "Market Disruption Obligations") in respect of CP Notes duly issued and outstanding on the Market Disruption Date shall be either paid in full by the Borrower on the maturity date of the CP Notes to the Commercial Paper Account or shall automatically be converted to loans on such date, upon the terms and conditions of this Agreement (such loans, together with any loans made pursuant to Section 3.1(f), collectively, "Loans"); provided, however, that no Loans may be made, based on such Market Disruption Event, after the end of the period beginning on the Market Disruption Date and ending on the date which is the earlier of (i) the Stated Termination Date and (ii) 90 days after the relevant Disbursement Date (a "Market Disruption Period"); provided, further, that (x) Loans may only be made in connection with one Market Disruption Date prior to the first anniversary of the Effective Date and only one Market Disruption Date thereafter, and (y) no conversion of LOC Advances to Loans shall occur during the pendency of any Default or Event of Default. Each Bank severally agrees, on the terms and conditions of this Agreement, to make Loans to the Borrower from time to time in an aggregate principal amount not in excess of the aggregate amount of such Market Disruption Obligations arising from its Participation Fraction of all unreimbursed LOC Advances. All Loans made pursuant to this paragraph (a) shall initially be Base Rate Loans, which may, at the Borrower's option, be converted into Eurodollar Loans in accordance with the terms and provisions of Section 3.3.

         (b) At the time the conversion into Base Rate Loans becomes effective pursuant to the preceding paragraph (a), the obligations of the Borrower to the Issuing Bank under Section 2.3(a) (other than with respect to accrued and unpaid interest) shall be discharged in an amount equal to the aggregate principal amount of Loans paid by the Banks to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.8(b).

         (c) The Administrative Agent shall give the Banks prompt notice of the existence of a Market Disruption Event as soon as it obtains notice thereof and of the conversion of any unreimbursed LOC Advances into Loans.

         (d) The Loans shall be made without any payments being made by the Banks to the Borrower, but subject to the obligations of the Banks to the Issuing Bank under Section 2.8(b).

         (e) Each Borrowing shall be made from the several Banks ratably in accordance with their Participation Fractions.

         (f) During any Market Disruption Period on the terms and subject to the conditions set forth in this Agreement, including the conditions precedent specified in Section 5.2, the Borrower may borrow Loans other than under
Section 3.1(a) above under the Available Commitments (as defined below) in a minimum amount of US$5,000,000 or in multiples of US$1,000,000 in excess thereof on any Business Day; provided that the Borrower shall give the Administrative Agent and the Issuing Bank notice as provided in Section 3.1(g). As used in this paragraph (f), "Available Commitments" shall mean, as of any date, the total amount of the Commitments minus the sum of (A) the aggregate principal amount of CP Notes outstanding, (B) the aggregate principal amount of unreimbursed LOC Advances that have not been converted into Loans pursuant to
Section 3.1(a), (C) the aggregate principal amount of any Loans made under this
Section 3.1 (whether or not still outstanding) and (D) any fees or other amounts which the Borrower owes to any other party under the Principal Documents. Each Loan made pursuant to this Section 3.1(f) shall be in Dollars and shall be made to an account of the Borrower in the United States.

         (g) The Borrower may (but shall not be obligated to) request Loans under Section 3.1(f) by giving notice to the Administrative Agent (with a copy to the Issuing Bank) by 11:00 a.m. at least three Business Days prior to the date of Borrowing. Such notice (a "Notice of Borrowing") may be by telephone, if promptly confirmed in writing in substantially the form of Exhibit M, and may be made by facsimile transmission. The Notice of Borrowing shall specify
(i) the aggregate amount of such Borrowing, which shall be in a minimum amount equal to US$5,000,000 or in multiples of US$1,000,000 in excess thereof, (ii) whether the Loans comprising such Borrowing shall bear interest based on the Base Rate or LIBOR and (iii) if the Loans are to be Eurodollar Loans the duration of the initial Interest Period applicable to such Loans. The Notice of Borrowing shall further certify that, as of the date of such Borrowing, (i) each condition in Section 5.2 shall have been satisfied and (ii) a Market Disruption Event has occurred and is continuing. The Notice of Borrowing shall not be revocable by the Borrower after the Administrative Agent has notified any Bank thereof.

         (h)     (i)   Not later than 10:00 a.m., New York City time, on the

Business Day following the date on which a Notice of Borrowing is received, the Administrative Agent shall notify each Bank by facsimile transmission or telephone (any such facsimile transmission or telephone conversation to be promptly confirmed by an original in writing) of the amount of its Loan to be made under Section 3.1(f), based on its Participation Fraction. On the Disbursement Date for such Loan, each Bank shall make available the amount thereof to the Administrative Agent at its address set forth on Schedule 1.1(b) in immediately available funds, not later than 12:00 Noon, New York City time.

                  (ii) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing that such Bank will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.
         If such amount is not made available to the Administrative Agent by the required time on the Disbursement Date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank's share of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days after such Disbursement Date, the Administrative Agent shall also be entitled to recover, without prejudice to any rights the Borrower may have against such Bank, such amount with interest thereon at the rate per annum applicable to Base Rate Loans under this Agreement, on demand, from the Borrower.

         (i) The Commitment of each Bank hereunder to make Loans is not revolving in nature and any amounts borrowed hereunder and subsequently repaid may not be reborrowed, except that the Commitments may be reinstated, as provided in this Section 3.1 to permit the making of Loans in connection with a Market Disruption Date occurring after the first anniversary of the Effective Date to the extent that Loans made in connection with any Market Disruption Date occurring prior to such anniversary have been repaid.

         SECTION 3.2.      Notes.

         (a)     The Loans made by each Bank shall, subject to the provisions of
Section 3.2(b) below, be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A-1 appropriately completed (each, a "Simple Note"; and, collectively and together with any Mexican Notes issued pursuant to
Section 3.2(b) below, the "Notes"), in the principal amount of such Bank's Commitment representing the obligation of the Borrower to pay to such Bank the unpaid principal amount of all such Loans made by such Bank pursuant to Section 3.1, plus interest thereon as provided in Sections 3.6 and 3.7. The date and principal amount of each Loan made by such Bank, and the date and amount of each payment or prepayment of the principal amount of each such Loan, shall be recorded by such Bank on the Schedules annexed to its Simple Note and such Schedules shall constitute prima facie evidence of the accuracy of the information so recorded, provided, however, that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Simple Notes.

         (b) The Borrower agrees that whenever a Loan is made hereunder, or at any time while a Loan made hereunder is outstanding, upon the request of any Bank holding a Simple Note in respect of any portion of such Loan, the Borrower shall issue to such Bank, against delivery to the Borrower, for cancellation, of such Simple Note, one or more new promissory notes in the form of Exhibit A-2 or Exhibit A-3 hereto appropriately completed (each, a "Mexican Note" and collectively, the "Mexican Notes"), in the respective principal amounts of each portion of the outstanding Loans that are evidenced by the Simple Note. Each Bank acknowledges and agrees that if it requests a Mexican Note in respect of its portion of any Loan hereunder, then it shall be obligated to accept Mexican Notes in respect of its portion of all Loans hereunder, and that the Borrower shall have no further obligation to issue to it any Simple Notes. The Borrower further agrees that if at any time, any Loan outstanding hereunder shall convert from a Base Rate Loan to a Eurodollar Loan or from a Eurodollar Loan to a Base Rate Loan, whether at the election of the Borrower or otherwise, the Borrower shall issue to each Bank holding a Mexican Note in respect of such Loan, a new Mexican Note that accurately reflects the appropriate interest rate determinant, against delivery to the Borrower, for cancellation, of the Mexican Note that reflected the pre-conversion interest rate determinant.

         SECTION 3.3. Procedure for Conversion. Loans shall be made in accordance with Section 3.1 and, subject to Section 3.8 and so long as no Default or Event of Default then exists, the Borrower may convert Base Rate Loans to Eurodollar Loans on any Eurodollar Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written or facsimile notice in the form of a conversion certificate in substantially the form of Exhibit E (the "Conversion Certificate"), which Conversion Certificate must be received by the Administrative Agent prior to 11:00 a.m., New York City time, three Eurodollar Business Days prior to the proposed conversion date. Upon the receipt of a Conversion Certificate relating to such Eurodollar Loans, the Administrative Agent shall immediately, and in any event by 6:00 p.m., New York City time, on the same Business Day as the date of receipt, notify each Bank thereof (which notice shall in all events be confirmed promptly in writing or by facsimile).

         SECTION 3.4. Repayment. The Borrower shall pay to the Administrative Agent, at such account as set forth on Schedule 1.1(b), for the account of each Bank the unpaid principal amount of each of such Bank's Loans on the Maturity Date therefor.

         SECTION 3.5.      Prepayments.

         (a)     Optional Prepayments.

                 (i) The Borrower may (A) upon notice to the Administrative Agent received not later than one Business Day prior to the date for such repayment, prepay Base Rate Loans in whole or in part, without premium or penalty, and (B) subject to the indemnity provisions of
         Section 4.11, prepay Eurodollar Loans upon at least five Eurodollar Business Days irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Each such optional prepayment shall be applied to prepay the Loans specified by the Borrower in its notice of prepayment ratably among the several Banks.

                 (ii) Upon receipt of a notice of prepayment, the Administrative Agent shall promptly notify each Bank thereof. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to, and any other amounts then due on, each such date on the amount prepaid. Prepayments of Loans shall be in a minimum amount equal to US$5,000,000 and in multiples of US$1,000,000 in excess thereof, or, if less, the aggregate principal amount of Loans then outstanding. Amounts prepaid may not be reborrowed.

         (b)     Mandatory Prepayments.

                 (i) If at any time the Outstanding Extensions of Credit shall exceed the sum of the Commitments as then in effect, the Borrower shall immediately prepay the outstanding Loans and repay LOC
         Advances, if any, to the extent of such excess.

                 (ii) Upon the determination that a Market Disruption Event has ceased to exist (as determined in accordance with the terms and provisions of Section 2.9(d) or 2.9(e)), the Borrower shall, within five Business Days after notice thereof to the Administrative Agent, prepay all Loans outstanding.

                 (iii) Amounts applied to the prepayment of Loans pursuant to this Section 3.5(b) shall be applied to prepay ratably the Loans among the several Banks.

                 (iv)  The application of any prepayment pursuant to this
         Section 3.5(b) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 3.5(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Any prepayment of Eurodollar Loans pursuant to this Section shall be subject to the provisions of
         Section 4.11. Amounts prepaid may not be reborrowed.

         SECTION 3.6.      Interest Rates and Payment Dates.

         (a) The Eurodollar Loans comprising each Tranche shall bear interest for each day during the Interest Period for such Tranche on the unpaid principal amount thereof at a rate per annum equal to LIBOR determined for such Interest Period plus the Eurodollar Margin.

         (b) The Base Rate Loans shall bear interest for the period from and including the date of such Loans on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Base Rate Margin.

         (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each Eurodollar Loan shall bear interest at LIBOR plus the Eurodollar Margin plus 2.0% and any overdue principal amount of Base Rate Loans shall bear interest at a rate per annum equal to the Base Rate plus the Base Rate Margin plus 2.0%, in each case from the date of such non-payment until paid in full (both after and before judgment) and shall be payable on demand.
If all or any portion of (A) any interest payable on the principal amount of any Loan or (B) any fee or other amount payable hereunder shall not be paid when due, such overdue amount shall (to the fullest extent permitted by applicable law) bear interest at a rate per annum equal to the Base Rate plus the Base Rate

Margin plus 2.0% from the date of such non-payment until such amount is paid in full (after as well as before judgment) and shall be payable on demand and on the date of payment in full.

         (d) Except as otherwise provided in paragraph (c), interest shall be payable in arrears on each Interest Payment Date and on the Maturity Date.

         SECTION 3.7.      Computation of Interest.

         (a) Interest in respect of Eurodollar Loans and Base Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Banks of each determination of LIBOR; provided, however, that any failure to do so shall not relieve the Borrower of any liability hereunder. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change; provided, however, that any failure to do so shall not relieve the Borrower of any liability hereunder.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Bank, deliver to the Borrower or such Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.6(a).

         SECTION 3.8. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist for ascertaining LIBOR applicable pursuant to Section 3.6(a) for any requested Interest Period with respect to a proposed Loan that the Borrower has requested be converted into or continued as a Eurodollar Loan, the Administrative Agent shall forthwith give notice by facsimile of such determination to the Borrower and each Bank at least one day prior to the proposed conversion date or continuation date for such Eurodollar Loan. Until such notice has been withdrawn, no conversion of Base Rate Loans to Eurodollar Loans under Section 3.3 or otherwise may be made and all Eurodollar Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period for each Tranche (unless such last day shall also be the Maturity Date for such Tranche).

         SECTION 3.9. Continuation Option. Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving written notice to the Administrative Agent not later than 11:00 a.m. New York City time, three Eurodollar Business Days prior to the last day of such Interest Period in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, however, that no Eurodollar Loan may be continued as such (a) when any Event of Default has occurred and is continuing and the Administrative Agent, with the consent of the Majority Banks, has determined that such a continuation is not appropriate and (b) after the date that is one month prior to the Maturity Date with respect to such Eurodollar Loan and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 3.9 or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of such notice, the Administrative Agent shall promptly give the Banks notice of the same.

         SECTION 3.10. Maximum Interest Rate. Anything in this Agreement or any other Principal Document to the contrary notwithstanding, the interest rate on any Loan or any LOC Advance shall in no event be in excess of the maximum permitted by applicable law.

                                   ARTICLE IV

                TERMS APPLICABLE TO LETTERS OF CREDIT AND LOANS

         SECTION 4.1. Reduction of Commitments. The Borrower shall have the right, upon not less than 30 days' notice to the Administrative Agent and the Issuing Bank and without premium or penalty (other than as may arise pursuant to Section 4.11), from time to time to permanently reduce on a pro rata basis the Commitments and the Stated Amount of the Letter of Credit in part by an aggregate minimum amount of US$10,000,000 or any integral multiple of US$5,000,000 in excess thereof; provided, however, that no reduction of the Commitments shall be permitted if, after giving effect thereto, the Commitments would be less than $50,000,000; provided, further, however, that no reduction of the Commitments shall be permitted if, after giving effect thereto and to any repayment or prepayment of Loans to be made on the effective date thereof with funds other than the proceeds of CP Notes to be issued on such date, the aggregate Outstanding Extensions of Credit would exceed the Commitments as so reduced and determined on such date. Notwithstanding the foregoing sentence to the contrary, the $50,000,000 limitation and the 30 days' notice requirement, which are contained in the foregoing sentence, shall not apply to any reduction of Commitments being made in connection with an extension of the Stated Termination Date or the refunding of the Obligations pursuant to documentation satisfactory to the Issuing Bank and the Administrative Agent. Any reduction of the Commitments shall be irrevocable. Promptly upon the receipt by the Administrative Agent of such notice, the Administrative Agent shall notify the Banks of such reduction. Promptly upon receipt by the Issuing Bank, the Issuing Bank shall notify the Depositary (with a copy to the Administrative Agent, the Rating Agencies and the Dealers) by notice substantially in the form of Annex C to the Letter of Credit. If the Commitments shall be reduced, all Fees, accrued but unpaid in respect of that portion of the Commitments by which the Commitments have been reduced, shall be immediately due and payable. Any reduction of the Commitments pursuant to this Section 4.1 shall be effective on the later to occur of: (a) the date on which the Outstanding Extensions of Credit do not exceed the aggregate Commitments (as so reduced) and (b) the expiration of such 30 day notice period. Outstanding CP Notes may not be redeemed prior to maturity with the proceeds of any drawing under the Letter of Credit. In the event that the Commitments are reduced pursuant hereto, the Borrower shall have no right to a refund of any fees previously paid in connection with the Principal Documents, including, but not limited to, any refund of Letter of Credit Fees or Up-Front Fees. Any reduction of the Commitments pursuant to this Section 4.1 shall cause the Stated Amount of the Letter of Credit to be reduced by the same amount.

         SECTION 4.2.      Termination and Extension.

         (a) The Commitments shall terminate on the Termination Date, and any Loans outstanding on the Termination Date shall thereupon be due and payable, together with all interest and Fees accrued thereon or in respect thereof and any amounts payable pursuant to Section 4.11.

         (b) As used in this Agreement, "Termination Date" shall mean the earlier of (a) the Stated Termination Date and (b) such earlier date as the Commitments may terminate as herein provided.

         (c) The Borrower shall have the right on any Business Day prior to the Stated Termination Date but no sooner than the later of (1) the Drawing Deadline for all CP Notes validly issued and outstanding pursuant to the terms of this Agreement and the Depositary Agreement and (2) (unless any payments by the Borrower hereunder or under the CP Notes shall have become subject to Mexican withholding taxes) the six-month anniversary of the Effective Date (the "Elected Termination Date"), upon not less than 30 days' notice to the Administrative Agent and the Issuing Bank, to terminate the Commitments; provided, however, that if a Force Majeure Disruption Event or a CP Disruption Event precipitated by a downgrade in the credit rating of the Issuing Bank has occurred and is continuing, the Borrower shall have the right to terminate the Commitments upon not less than 10 days' notice; provided, further that on or prior to the Elected Termination Date, (i) the Letter of Credit shall have been terminated and the Issuing Bank shall have delivered notice to the Depositary of such termination pursuant to the Depositary Agreement, (ii) the unpaid principal amount of the Notes, together with accrued interest thereon and any Fees and all other Obligations accrued hereunder, shall have been paid, (iii) the Borrower shall have paid to the Issuing Bank the amount agreed to by the Issuing Bank and the Borrower in the LOC Fee Letter, and (iv) the Issuing Bank or the Borrower shall have instructed the Depositary to cease issuing CP Notes as provided in the Depositary Agreement. Nothing in this Section 4.2 shall impair the obligation of Issuing Bank to make payments in accordance with the Letter of Credit with respect to maturing CP Notes which have been validly issued and are outstanding pursuant to the terms of this Agreement and the Depositary Agreement. Notwithstanding the foregoing to the contrary, the 30 days' notice requirement shall not apply to any termination of Commitments being made in connection with an extension of the Stated Termination Date or the refunding of the Obligations pursuant to documentation satisfactory to the Issuing Bank and the Administrative Agent.

         (d) The term of this Agreement may be extended by agreement of the Borrower, all the Banks, the Joint Lead Arrangers, the Arrangers, the Issuing Bank, the Documentation Agent and the Administrative Agent; not earlier than 90 days prior to the Stated Termination Date on such terms and conditions as such parties may agree in writing provided, however, that none of the aforementioned parties are obliged to agree to such an extension (any such agreement to be in the sole discretion of such party).

         SECTION 4.3. Commitments Exceeded. If at any time the aggregate Outstanding Extensions of Credit shall exceed the amount of the Commitments, the Borrower shall deliver to the Issuing Bank, in immediately available funds, an amount equal to such excess; provided, however, that the provisions of this
Section 4.3 shall not apply to the extent (but only to the extent) such excess is reduced as a result of prepayment of Loans pursuant to Section 3.5, and provided, further, that such funds shall be transferred by the Issuing Bank to the Commercial Paper Account at the Depositary, and no such funds may be applied to reimburse the Issuing Bank for any LOC Advance in connection therewith, except after 1:30 p.m., New York City time, on the day such LOC Advance is made.

         SECTION 4.4. Notice to Depositary. To enable the Depositary to determine the Maximum Commercial Paper Amount from time to time, the Administrative Agent shall send to the Depositary, with a copy to the Borrower, a notice by facsimile or, failing that, by hand, in substantially the form of Exhibit F at the close of business each day on which (a) any LOC Advance has not been reimbursed by the Borrower at or prior to 5:00 p.m., New York City time, on the day such LOC Advance was made, (b) Loans have been made hereunder,
(c) the Administrative Agent or the Issuing Bank have received monies in payment or prepayment of outstanding Loans or unreimbursed LOC Advances or (d) the aggregate amount of Commitments change. The Issuing Bank shall furnish to the Administrative Agent such information as the Administrative Agent may require in connection with the preparation of such notices.

         SECTION 4.5.      Fees.

         (a) Participation Fee. The Borrower will pay to the Administrative Agent, for the account of each Bank (including the Issuing Bank), a quarterly participation fee (the "Participation Fee") on its Participation Fraction of the aggregate Commitments less the average daily amount of any Loans outstanding from time to time and unreimbursed LOC Advances on which interest is accruing under Section 2.3(b), for the period from and including the Date of Issuance to and including the Termination Date. The Participation Fee shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date (provided that if any such day is not a Business Day, the Participation Fee shall be payable on the next preceding Business Day), and shall be calculated at the rate per annum set forth below based on the Consolidated Leverage Ratio as of the last day of the period of the four fiscal quarters most recently ended prior to such payment date:

----------------------------------------------------
Consolidated Leverage              Participation Fee
       Ratio
----------------------------------------------------
----------------------------------------------------
- 4.0x                                   2.00%
----------------------------------------------------
- 3.5x to < 4.0x                         1.75%
----------------------------------------------------
- 3.0x to < 3.5x                         1.50%
----------------------------------------------------
< 3.0x                                   1.25%
----------------------------------------------------

         (b) Letter of Credit Fees. The Borrower will pay to the Issuing Bank, for the sole account of the Issuing Bank, Letter of Credit administration fees (the "Letter of Credit Fees") in the amounts and at the times agreed to by the Issuing Bank and the Borrower in a separate fee letter (the "LOC Fee Letter").

         (c) Administration Fee. The Borrower will pay to the Administrative Agent, for the sole account of the Administrative Agent, an administration fee (the "Administration Fees") in the amount and at the times agreed to by the Administrative Agent and the Borrower in a separate fee letter (the "Administration Fee Letter").

         (d) Arrangement Fees. The Borrower will pay to the Joint Lead Arrangers, for the account of the Joint Lead Arrangers, the arrangement fees (the "Arrangement Fees") in the amounts and at the times agreed to by the Joint Lead Arrangers and the Borrower in a separate fee letter (the "Arrangement Fee Letter").

         (e) Depositary Fees. The Borrower will pay to the Depositary, for the sole account of the Depositary, a depositary fee (the "Depositary Fee") in the amounts and in the manner agreed to by the Depositary and the Borrower in a separate fee letter (the "Depositary Fee Letter").

         (f) Up-Front Fees. The Borrower will pay to the Administrative Agent, for the account of the Banks, an up-front fee (collectively, the "Up-Front Fees") payable in accordance with the terms outlined on page 36 of the TFM Lenders Meeting Presentation dated July 31, 2002.

         (g) Computation and Payment of Fees. Fees payable pursuant to paragraph (a) of this Section 4.5 shall be computed on the basis of a 360 day year for the actual days elapsed.

         SECTION 4.6. Maximum Interest or Discount. Anything in this Agreement or the Depositary Agreement to the contrary notwithstanding, the Borrower shall not issue any CP Notes if the interest thereon or the discount from the sale price would be in excess of any maximum permitted by applicable law.

         SECTION 4.7.      Pro Rata Treatment and Payments.

         (a) Each Borrowing by the Borrower from the Banks (except as otherwise provided in Section 4.9) shall be made pro rata according to the respective Participation Fractions of the Banks.

         (b) Any reduction of the Commitments shall be made pro rata according to the respective Participation Fractions of the Banks.

         (c) Except as otherwise provided in Sections 4.8, 4.9, 4.10 and/or 4.11, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans or unreimbursed LOC Advances shall be made pro rata according to the respective outstanding principal amounts of the Loans or unreimbursed LOC Advances held by each Bank. All payments (including prepayments) to be made by the Borrower on account of principal, interest, Fees and other amounts due and payable hereunder shall be made without set-off or counterclaim and (except as otherwise provided in Sections 4.8, 4.9, 4.10 and 4.11) shall be made to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office set forth in Section 13.7, which shall be maintained in New York, New York, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. The Borrower shall have no liability

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
to any Bank with respect to any amount for which the Borrower has made payment to the Administrative Agent, for the account of such Bank.

         SECTION 4.8.      Taxes.

         (a) All payments made by the Borrower under this Agreement and any other Principal Document shall be made free and clear of, and without deduction for or on account of, any present or future income, stamp, sales or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any Governmental Authority of Mexico or any other jurisdiction from which payment is made or is deemed to be made (excluding the following "Excluded Taxes": net income taxes or franchise taxes imposed on any recipient of such payment (each a "Payee") as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Payee (other than any such connection arising solely from the Payee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and withholding taxes to the extent imposed by reason of any Payee or its assignees or participants, if any, failing to make reasonable commercial efforts to maintain its registration with Hacienda). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Payee hereunder, (subject to the right of the Borrower to contest any such requirement in good faith, so long as proper reserves are maintained and each Payee hereunder is paid the full amounts payable hereunder including any gross-up payable) the Borrower shall pay such Non-Excluded Taxes to the appropriate taxing authority, and the amounts payable to each such Payee shall be increased by such additional amounts (the "Additional Amounts") necessary to yield to such Payee (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for the account of such Payee, a certified copy by a Responsible Officer of the Borrower of a stamped filed receipt showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the affected Payees for any incremental taxes, interest or penalties that may become payable by any such Payee as a result of any such failure.
This indemnity and agreement shall survive termination of the Agreement and payment of the Loans and CP Notes.

         (b) Each Payee shall, from time to time at the request of the Borrower, the Issuing Bank or the Administrative Agent, furnish to the Borrower, the Issuing Bank or the Administrative Agent, as the case may be, such documentation as may be required to establish any available exemption from, or reduction in the amount of, otherwise applicable Non-Excluded Taxes. The Borrower, the Issuing Bank and the Administrative Agent shall be entitled to rely upon the accuracy of any such documentation furnished to it by any Payee and shall have no obligation to indemnify such Payee for any incremental taxes, interest or penalties that may become payable by such Payee solely as a result of any inaccuracy contained therein or the Payee's failure to furnish such documentation.

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
         SECTION 4.9. Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, then such Bank may give notice thereof to each of the Borrower, the Issuing Bank, the Administrative Agent, and the Depositary, and upon the giving of such notice
(a) the Commitment of such Bank hereunder to make Eurodollar Loans shall forthwith be canceled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted to Base Rate Loans on the last day of the Interest Period therefor or within such earlier period as required by law. If any such conversion of a Eurodollar Loan is made on a day which is not the last day of the Interest Period therefor, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 4.11.

         SECTION 4.10.     Requirements of Law.

         (a) If, after the Effective Date, and as a result of the adoption of any law, regulation, treaty or official directive or request (whether or not having the force of law) or any change therein or any introduction thereof (which such change or introduction is publicly announced through official governmental, regulatory or other customary means after the Effective Date) or compliance therewith by the Borrower, the Administrative Agent, the Issuing Bank or any Bank (or any corporation controlling such Bank) including those relating to taxation, reserves, special deposit, cash ratio, liquidity, capital adequacy or Eurocurrency Liabilities or other requirement or any other form of banking or monetary requirements or controls, any of the following shall occur:

                 (i) the cost to any Bank or the Issuing Bank of maintaining its Commitment or maintaining the Letter of Credit or making or maintaining its Loans or its participation in the Letter of Credit Facility is increased by an amount determined by such Bank or Issuing Bank to be material; or

                 (ii) any amount receivable by any Bank or the Issuing Bank is reduced by an amount determined by such Bank or Issuing Bank to be material as a result of maintaining its Commitment or maintaining the Letter of Credit or maintaining its Loans or its participation in the Letter of Credit Facility; or

                 (iii) the rate of return on such Bank's (or its controlling corporation's) capital is reduced as a consequence of its obligations hereunder or under or in respect of the Letter of Credit to a level below that which such Bank could have achieved but for such adoption, change or introduction (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank or the Issuing Bank to be material;

in the case of each of clauses (i), (ii) and (iii) other than any increase in or incurrence of cost, reduction in yield or other return or additional payment resulting from Excluded Taxes, then and in each such case:

                 (A) such Bank or the Issuing Bank or the Administrative Agent on its own behalf (each of the foregoing, an "Affected Bank") shall notify the Borrower through the

     Administrative Agent in writing of such event promptly upon its becoming aware of the event entitling it to make a claim; and

                 (B) upon demand from time to time by such Affected Bank through the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of such Affected Bank such amount as shall compensate such Affected Bank for such increased cost, reduced amount receivable or reduction in rate of return. The certificate of such Affected Bank specifying the amount of such compensation shall be conclusive save in the case of manifest error.

         (b)     If an Affected Bank shall request compensation under this
Section 4.10, such Bank shall furnish to the Borrower a statement setting forth the basis for requesting such compensation.

         (c) The covenants and agreements set forth in this Section 4.10 shall survive the termination of this Agreement and the payment of the outstanding Loans and CP Notes. Failure or delay on the part of any Bank or the Issuing Bank to demand compensation pursuant to this Section 4.10 shall not constitute a waiver of such Bank's or the Issuing Bank's right to demand compensation; provided that the Borrower shall not be required to compensate a Bank or the Issuing Bank, as applicable, pursuant to this Section 4.10 for any increased costs or reductions incurred more than 180 days prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions and of such Bank's or such Issuing Bank's intention to claim compensation therefor; and provided further that, if the event giving rise to such increased costs or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 4.11. Funding Indemnity. The Borrower agrees to indemnify each Bank and to hold such Bank harmless from any actual loss or expense (excluding loss of profit) which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due (by acceleration or otherwise) of the principal amount of or interest on any Eurodollar Loans or any Base Rate Loans of such Bank, (b) default by the Borrower in converting Base Rate Loans into Eurodollar Loans after the Borrower has given a Conversion Certificate in accordance with Section 3.3, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with
Section 3.5(a), (d) default by the Borrower in converting Eurodollar Loans into Base Rate Loans pursuant to Section 4.9 , and (e) the making by the Borrower of a prepayment of a Eurodollar Loan, on a day which is not the last day of the Interest Period with respect thereto (whether or not the Administrative Agent or such Bank has previously consented to such prepayment), including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder as set forth in a certificate of such Bank delivered to the Borrower through the Administrative Agent. This covenant shall survive termination of this Agreement and payment of the Loans and CP Notes.

         SECTION 4.12.     Sharing of Payments, Etc.

         (a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Participation Fraction of payments on account of the Obligations obtained by all the Banks, such Bank shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Banks such participations in such Obligations made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Participation Fraction (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The
Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this
Section 4.12 and will in each case notify the Banks and the Borrower following any such purchases.

         (b) The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 13.12) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         SECTION 4.13.  Change of Lending Office.

         Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 4.8, 4.9 or 4.10(a) as to it, it will use its reasonable best efforts to avoid or minimize the consequences of such event; provided, however, that such action shall not, in the judgment of such Bank, as the case may be, be illegal or economically or otherwise disadvantageous to it. If such Bank is entitled to compensation for the events specified under Section
4.8 or 4.10(a), or is prevented from making Eurodollar Loans as a result of the operation of Section 4.9, it shall endeavor for a period of 30 days to designate a different office for any Obligation or Letter of Credit affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, result in any economic, legal or regulatory or other disadvantage to such Bank or any of its affiliates.

         SECTION 4.14. Replacement of Banks. The Borrower shall be permitted to replace any Bank that (a) requests reimbursement for amounts owing pursuant to Section 4.8 or 4.10(a), (b) is prevented from making Eurodollar Loans as a result of the operation of Section 4.9 or (c) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Bank shall have taken no action under Section 4.13 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.8 or 4.10(a) or the operation of Section 4.9, (iv) the replacement financial institution shall purchase, at par, all

Loans, unreimbursed LOC Advances and other amounts owing to such replaced Bank on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Bank under Section 4.11 if any Eurodollar Loan owing to such replaced Bank shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Bank, shall be reasonably satisfactory to the Administrative Agent and the Issuing Bank, (vii) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 13.10 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.8 or 4.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent, the Issuing Bank or any other Bank shall have against the replaced Bank.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         SECTION 5.1. Conditions to Effective Date. This Agreement shall become effective on the date that the following conditions, and the conditions precedent to the issuance of the Letter of Credit set forth in Section 5.2, have been fulfilled:

         (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement, duly executed by each party hereto.

         (b) Notes. All the Notes shall have been duly executed and delivered by the Borrower to the Administrative Agent.

         (c) Depositary Agreement and Dealer Agreements. The Administrative Agent shall have received: (i) counterparts of the Depositary Agreement duly executed by each party thereto, which shall be in full force and effect, together with evidence that the Commercial Paper Account and the Letter of Credit Account have been established at the office of the Depositary and copies of all documents to be delivered pursuant to the Depositary Agreement and (ii) counterparts of each Dealer Agreement duly executed by the parties thereto.

         (d) Opinions of Borrower's Counsel. The Administrative Agent and the Issuing Bank shall have received, each dated the Date of Issuance: (i) the opinions of Haynes and Boone LLP and Haynes and Boone, S.C., special New York counsel and special Mexican counsel, respectively, to the Borrower, in substantially the form of Exhibit G and as to the exemption of the CP Notes from registration under the Securities Act of 1933, as amended, and as to such bankruptcy matters as Moody's or S&P may request. The opinions of Borrower's counsel shall also address such matters as any Rating Agency may additionally request and shall be addressed to the Issuing Bank, the Administrative Agent, the Documentation Agent, the Joint Lead Arrangers, the Arrangers, the Banks and the Rating Agencies.

         (e) Opinions of Counsel to the Issuing Bank and the Administrative Agent. The Administrative Agent shall have received (i) the opinion of Slaughter and May, English counsel for the Issuing Bank, as to the enforceability of the Letter of Credit, (ii) the opinion of U.S. counsel to the Issuing Bank, as to the due authorization and delivery of the Letter of Credit and the Agreement and the validity and enforceability thereof against the Issuing Bank and (iii) the opinion of Mexican counsel to the Administrative Agent, each dated the Date of Issuance and in form and substance satisfactory to the Administrative Agent.

         (f) Governmental Approvals. All necessary orders, consents, approvals (including authorizations from any central bank), licenses, permissions, registrations and validations of, or notices to or filings with, and exemptions by, any Mexican Governmental Authority required for the execution, delivery, performance or carrying out by the Borrower of the provisions of this Agreement and the other Principal Documents and for the validity or enforceability of the obligations incurred hereunder or thereunder shall have been obtained and shall be in full force and effect and copies thereof certified by appropriate officers of the Borrower to such effect shall have been delivered to the Administrative Agent, including the approval of the Mexican National Banking and Securities Commission for the registration of the CP Notes with the Special Section of the National Registry of Securities.

         (g) Organizational Documents. There shall have been delivered to the Administrative Agent the following organizational documents: (i) a duly certified copy by Mexican Public Notary, in Spanish, of the estatutos of the Borrower as adopted as of the Effective Date; (ii) an incumbency certificate designating the officers of the Borrower (together with their specimen signatures) authorized to execute any document in connection with the transactions contemplated by this Agreement; and (iii) copies authorized by Mexican Public Notary of resolutions of the Board of Directors of the Borrower certified by the Secretary of the Board of Directors of the Borrower or a Responsible Officer of the Borrower and dated as of the Effective Date, authorizing the execution, delivery and performance of this Agreement, the Depositary Agreement, each Dealer Agreement, each Fee Letter, the designation of CT Corporation as the Borrower's agent for service of process, the CP Notes and the Notes. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates.

         (h) Change of Conditions. No introduction of or any change in the interpretation of any law or regulation and no event of Force Majeure that would make it unlawful or impracticable for the Banks, the Issuing Bank or the Administrative Agent to undertake the transactions contemplated by this Agreement shall have occurred and be continuing.

         (i)     Payment of Fees and Expenses.  The Borrower shall have paid:
(A) to the Administrative Agent, the Administration Fees due on the Date of Issuance; (B) to the Joint Lead Arrangers, the Arrangement Fees due on the Date of Issuance; (C) to the Depositary, the Depositary Fees due on the Date of Issuance; (D) to the Issuing Bank, the Letter of Credit Fees, as detailed in the LOC Fee Letter; (E) to the Administrative Agent for the account of the Banks, the Up-Front Fees; and (F) to the Administrative Agent, the Joint Lead Arrangers and the Arrangers, the Facility Expenses then due and owing.

         (j) Agent for Service of Process. The Administrative Agent shall have received a certified copy of the applicable notarial deed by which the Borrower has appointed and granted a power of attorney to the agent for service of process in New York, New York pursuant to Section 13.13, and that the agent has accepted such appointment.

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
         (k) Ratings. The CP Notes shall be rated at least A-1 by S&P and P-1 by Moody's.

         (l) Governmental Concessions. The Administrative Agent shall have received copies of the Concession Title together with a certificate of the Secretary of the Board of Directors of the Borrower or any Responsible Officer of the Borrower stating that such Concession Title is in full force and effect and further that the Borrower is in material compliance with all terms and conditions applicable thereunder or pursuant to applicable law.

         (m) Financial Statements. The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower for the 1999, 2000 and 2001 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause
(i) of this paragraph through June 30, 2002 and such financial statements shall be in form and substance satisfactory to the Administrative Agent.

         (n) Projections. The Administrative Agent shall have received financial projections of the Borrower through fiscal year 2006, in form and substance satisfactory to the Administrative Agent.

         (o) Termination of Existing CP Facility. The Administrative Agent shall have received a termination letter, in form and substance satisfactory to the Administrative Agent, dated the Date of Issuance, confirming that all obligations of the Borrower under the Existing CP Facility shall have been satisfied in full or will be satisfied in full concurrently with the effectiveness of this Agreement and that the Existing CP Facility shall have been terminated or will be terminated concurrently with the effectiveness of this Agreement.

         (p) Term Loans. The conditions set forth in Article III of the Term Loan Agreement shall have been satisfied.

         In connection with this Section 5.1, the Borrower shall deliver to the Administrative Agent sufficient copies (executed originals and certified English translations where applicable) of all documents for each of the Banks.

         SECTION 5.2. Conditions to each Extension of Credit. The Borrower shall not be entitled to have the Letter of Credit issued for its account or cause to be issued any CP Notes or to borrow any Loans hereunder unless:

         (a)     Effective Date.  The Effective Date shall have occurred.

         (b) Representations and Warranties. The representations and warranties of the Borrower contained herein (other than any such representation or warranty which, by its term, speaks as of a particular date) are true and correct in all material respects on and as of the date of such Extension of Credit with the same effect as if made on and as of such date.

         (c) Payment of Fees and Expenses. The Borrower shall have paid all fees and other amounts then due and payable by the Borrower hereunder and pursuant to any Fee Letter.

         (d) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Date of Issuance of the Letter of Credit or the date of such Extension of Credit or shall come into existence as a result thereof or the use of the proceeds thereof.

         (e) Depositary Instructions. The Borrower shall have not (i) revoked or in any way modified the instructions to establish the accounts as set forth in Section 1(a) or 1(c) of the Depositary Agreement or (ii) received the notice referred to in Section 1(b) of the Depositary Agreement.

         (f) No Attachments. No de facto investigation, writ, order, judgment, warrant of attachment, execution or similar process or stay or legal restraint has been imposed and remains in effect upon the Commercial Paper Account or the Letter of Credit Account.

         (g) Ratings. The CP Notes shall be rated at least A-1 by S&P and P-1 by Moody's.

         (h) CP Memorandum. In the case of any issuance of CP Notes, the Administrative Agent and the Issuing Bank shall have received a copy acceptable to them of each CP Memorandum to be used by the Dealers in connection with the offer and sale of CP Notes.

         (i) Commitments. After giving effect on any day to (i) each Extension of Credit and (ii) the prepayment or repayment of any LOC Advances or Loans or CP Notes on such day, the aggregate Outstanding Extensions of Credit shall not exceed the sum of the Commitments in effect on such day.

         (j) No Notice of Default or Acceleration. No Notice of Default pursuant to Section 9.2(a) shall have been delivered by the Issuing Bank to the Borrower and (ii) no Notice of Acceleration pursuant to Section 9.2(b) and no notice pursuant to Section 9.2(e) shall have been delivered by the Administrative Agent to the Borrower.

         (k) Other Conditions. In the case of any issuance of CP Notes, no Market Disruption Event shall have occurred and be continuing as a result of which the Borrower is required to cease issuing CP Notes.

         Each Extension of Credit hereunder shall constitute a representation by the Borrower that the foregoing conditions have been satisfied on and as of the date of such Extension of Credit.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent to enter into this Agreement and to induce the Banks and the Issuing Bank to make the Extensions of Credit provided for herein, the Borrower makes the following representations and warranties to the Banks, the

Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent, all of which shall survive the execution and delivery of this Agreement:

         SECTION 6.1. Status and Licensing. The Borrower is a limited liability variable capital corporation (sociedad anonima de capital variable) duly organized and validly existing under the laws of Mexico. The Borrower has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage and is duly qualified or licensed as a foreign corporation in each jurisdiction in which such qualification is required, unless failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2.      Corporate Power and Authority; Enforceable
Obligations. (a)     The Borrower has the corporate power to execute, deliver
and perform the terms and provisions of the Principal Documents and the Fee Letters and to have the Letter of Credit issued for the account of the Borrower, and has taken all necessary corporate action required by the estatutos of the Borrower to authorize the execution, delivery and performance of the Principal Documents and the Fee Letters and to have the Letter of Credit issued for the account of the Borrower.

         (b) Each of this Agreement, the other Principal Documents to which the Borrower is a party and the Fee Letters have been duly authorized, executed and delivered by the Borrower.

         (c) Each of this Agreement and the other Principal Documents (other than the Notes and the CP Notes) and the Fee Letters constitutes, and each Note and each CP Note when executed by the Borrower and delivered for value received will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, concurso mercantil, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         SECTION 6.3. Compliance with Law and Other Instruments. Neither the execution, delivery or performance of this Agreement or any of the other Principal Documents in accordance with their respective terms, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene the charter or by-laws (estatutos) (or other equivalent organizational documents) of the Borrower or contravene any Requirement of Law to which the Borrower is subject or any judgment, decree, order or permit applicable to the Borrower, or will conflict with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument (other than those permitted or required by this Agreement and the other Principal Documents, including, without limitation, Permitted Liens) to which the Borrower is a party or bound or to which it may be subject or violate any provision of the estatutos of the Borrower, except in each case where such conflict, breach, default or violation would not have a Material Adverse Effect.

         SECTION 6.4. Litigation and Environmental Matters. There are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower before any court, tribunal or other Governmental Authority: (a) with respect to this Agreement, any other Principal Document or the transactions contemplated hereby or thereby or (b) which individually or in the aggregate could be reasonably expected to have a Material Adverse Effect. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) knows of no basis for any Environmental Liability. The Borrower is not in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.5. Governmental Approvals. Assuming that the Letter of Credit will be duly issued by the Issuing Bank and will constitute a valid obligation of the Issuing Bank, no order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority is required by the Borrower to authorize, or is required in connection with, the execution, delivery and performance by the Borrower of this Agreement and the other Principal Documents or the taking of any action by the Borrower hereby or thereby contemplated, or, if any of the foregoing are required, they have been obtained and are in full force and effect.

         SECTION 6.6.      Financial Information.

         (a) The audited financial statements of the Borrower dated December 31, 1999, 2000 and 2001, and unaudited financial statements as of June 30, 2002 (the "Financial Statements"), including in each case the related schedules and notes, fairly present the financial condition of the Borrower as of the dates of such statements and the results of their operations for the periods therein stated and have been prepared in accordance IAS, consistently applied throughout the periods involved (unless and to the extent otherwise stated therein).

         (b) Except as fully disclosed in the Financial Statements, there are no liabilities or obligations with respect to the Borrower and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) and the Borrower knows of no basis for the assertion against it or its Subsidiaries of any liability or obligation of any nature that is not fully disclosed in the Financial Statements which, in either case, either individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

         (c) Since December 31, 2001, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.7. Taxes, Assessments and Fees. The Borrower has paid all taxes due except such taxes as are being contested in good faith for which adequate (in the good faith judgment of the Borrower) reserves have been made (in accordance with IAS) or such taxes the failure of which to pay could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.8. Investment Company Act. The Borrower is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

         SECTION 6.9. Accuracy of Information. All written information supplied by the Borrower to the Administrative Agent, the Documentation Agent, the Issuing Bank, the Joint Lead Arrangers, the Arrangers and the Banks relating to the Borrower, viewed in the aggregate, was true and accurate in all material respects as of the date supplied, and did not as of such date, and does not, in each case viewed in the aggregate, omit to state any material information necessary to make the information therein contained, in light of the circumstances under which such information was supplied, not misleading.

         SECTION 6.10. Absence of Default. No Default or Event of Default has occurred and is continuing.

         SECTION 6.11. Obligations Pari Passu; Recourse; Liens. The Obligations of the Borrower under the Principal Documents rank at least pari passu in right of payment with all its other senior unsecured Indebtedness, except for obligations accorded preference by mandatory provisions of law. There is no Lien upon or with respect to any of the present or future properties or Indebtedness of the Borrower or its Subsidiaries other than liens permitted or required by this Agreement or the other Principal Documents, including, without limitation, Permitted Liens.

         SECTION 6.12. Withholding Tax. As of the Effective Date, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Principal Documents or the Fee Letters or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Principal Documents or any of the Fee Letters to any Person, except that payments of interest under this Agreement (including payments made in excess of the original issue price of the CP Notes) and fees payable hereunder and under any Fee Letter will be subject to a Mexican withholding tax at a rate of 4.9% so long as the payee is a commercial bank or other financial institution registered with Hacienda and, if applicable, the Borrower complies with general rules issued by Hacienda. As of the Effective Date, the Borrower is permitted under applicable law, to make all payments pursuant to this Agreement or any of the other Principal Documents, or the Fee Letters free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Mexico or any political subdivision or taxing authority thereof, as provided in this Agreement or in any other of the Principal Documents, without any liability to be borne by the payee in connection with such Mexican withholding tax to the extent that the Borrower has complied with its obligations in Section 4.8 of this Agreement and the corresponding provisions of the other Principal Documents to pay to the appropriate Mexican authorities applicable withholding taxes required to be paid by the Borrower.

         SECTION 6.13. Proper Form; No Filing. Each Principal Document is (or, in the case of any Note or any CP Note, will be, upon the issuance thereof in accordance herewith) in proper legal form for the enforcement thereof in Mexico against the Borrower; provided, however, that if any legal proceedings are brought in a court of Mexico for the enforcement against the Borrower, of this Agreement and the other Principal Documents, a Spanish translation of such documents prepared by a translator approved by the Mexican court would have to be approved by such court after the Borrower has been given the opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based on the translated documents. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Principal Documents in Mexico it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority in Mexico or be notarized, or that any stamp or similar tax be paid on or in respect of this Agreement or any of the other Principal Documents.

         SECTION 6.14. Choice of Law. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any court of Mexico, a Bank, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law provisions of Section 13.5.

         SECTION 6.15. Immunity. The Borrower is subject to suit in Mexico and neither it nor its property has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court and service of process, attachment or execution in Mexico with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with this Agreement or any other Principal Document, and to the extent that the Borrower or its property may have or may hereafter become entitled to any such right of immunity it has effectively waived such right under Section 13.16; provided, that the Concession Title may not be transferred to any Person without the prior consent of Mexico. The waiver by the Borrower described in the immediately preceding sentence is a legal, valid and binding obligation thereof. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by the applicable law of any jurisdiction in which any suit, action or proceeding with respect to this Agreement may be commenced. The performance of this Agreement and the other Principal Documents by the Borrower constitutes private and commercial acts rather than governmental or public acts.

         SECTION 6.16. Status of Concession. The Concession Title is in full force and effect and no investigation or proceeding seeking the termination or revocation of the Concession Title has been initiated or attempted.

         SECTION 6.17.     Properties. (a)     The Borrower has good title to,
or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.18.     Subsidiaries. The Subsidiaries listed on
Schedule 6.18 hereto constitute the only Subsidiaries of the Borrower as at the date hereof.

         SECTION 6.19. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         SECTION 6.20. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower have not been in violation of any applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the financial statements of the Borrower.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that for so long as this Agreement is in effect and until all of the Obligations are paid in full, the Borrower will:

         SECTION 7.1. Senior Obligations. Ensure that its obligations under the Principal Documents shall at all times rank at least pari passu with all its other present and future direct, indirect, unsecured and unsubordinated Indebtedness, except for obligations accorded preference by mandatory provisions of law.

         SECTION 7.2.      Financial Statements.

         (a) Deliver to the Administrative Agent as soon as available, and in any case within 120 days of the end of each fiscal year of the Borrower, originals and English translations of the consolidated annual financial statements of the Borrower and its Subsidiaries audited and reported on in accordance with IAS, consistently applied (except as otherwise discussed in the notes to such financial statements) by independent auditors of recognized standing, which financial statements shall present fairly in accordance with IAS the financial condition of the Borrower as at the end of the relevant fiscal year and the results of the operations of the Borrower for such fiscal year;

         (b) Deliver to the Administrative Agent as soon as available, and in any case within 45 days of the end of each fiscal quarter, originals and English translations of the unaudited consolidated financial statements of the Borrower and its Subsidiaries in respect of such fiscal quarter prepared in accordance with IAS, consistently applied (except as otherwise discussed in the notes to such financial statements), which financial statements shall present fairly in accordance with IAS, the financial condition of the Borrower as at the end of the relevant fiscal quarter of each fiscal year and the results of the operations of the Borrower for such fiscal quarter;

         (c) Concurrently, with the delivery of the financial statements pursuant to paragraphs (a) and (b) above, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that (i) to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement, the Depositary Agreement and other related agreements and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate by the Borrower containing all information and calculations necessary for determining compliance by the Borrower with the covenants contained in Section 8.4;

         (d) Deliver to the Administrative Agent sufficient copies of the statements referred to in paragraphs (a) and (b) for all the Banks and other parties to this Agreement; and

         (e) Furnish to the Administrative Agent copies of such other financial reports filed by the Borrower with any Governmental Authority or with any Mexican or other securities exchange and which are publicly available which the Administrative Agent (or the Issuing Bank or any Bank through the Administrative Agent) may from time to time reasonably request; provided that the information will be furnished in Spanish unless information is provided publicly in English.

         SECTION 7.3. Notice of Default; Litigation and Material Adverse Effect. Furnish to the Administrative Agent, not later than five Business Days after a Responsible Officer of the Borrower obtains knowledge thereof (and the Administrative Agent will notify the Issuing Bank, each Bank, the Depositary and each Dealer thereof):

         (a) written notice of any Default or Event of Default, signed by a Responsible Officer of the Borrower, describing such Default or Event of Default and the steps that the Borrower proposes to take in connection therewith;

         (b) written notice of any litigation, action or proceeding pending or threatened in writing against the Borrower before any Governmental Authority, which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

         (c) a certificate of a Responsible Officer of the Borrower setting forth details of any event that may have a Material Adverse Effect on the Borrower and the actions the Borrower proposes to take with respect thereto.

         SECTION 7.4. Additional Information. Provide each Dealer with such updated information as may be necessary to ensure (assuming the accuracy in all material respects of information supplied by the Issuing Bank and the Administrative Agent), in light of the circumstances under which such updated information is provided, that the information about the Borrower that is contained in any CP Memorandum used in connection with the offer and sale of CP Notes (when taken together with such updated information) is true and accurate in all material respects and not misleading.

         SECTION 7.5. Other Obligations. Comply with all of its obligations under the Depositary Agreement (taking all applicable grace periods into account) and use commercially reasonable efforts to ensure that there is at all times an issuing agent and a paying agent for the CP Notes in New York, New York.

         SECTION 7.6. Use of Proceeds. Use the proceeds of CP Notes and Loans solely for general working capital purposes which shall include, without limitation, the repayment of obligations of the Borrower under the Existing CP Facility upon the initial issuance of CP Notes, and to provide liquidity for the reimbursement of unreimbursed LOC Advances during the existence of a Market Disruption Event.

         SECTION 7.7. Securities Act. Sell and offer to sell CP Notes only in compliance with the registration provisions of the Securities Act of 1933, as amended, or pursuant to an exemption under Section 3 or Section 4 thereof, and in compliance with the registration or qualification provisions of the securities laws of any state or foreign country having jurisdiction.

         SECTION 7.8.      Conduct of Business and Maintenance of Existence.

         (a) Continue to engage in business of the same general type as now conducted by it or authorized by its estatutos or by the Concession Title and preserve, renew and keep in full force and effect its corporate existence, subject to any merger or consolidation permitted under Section 8.14 and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, the Concession Title) and comply with all contractual obligations (including the terms of such Concession Title) binding on it or its property except for failure to maintain any rights, privileges or franchises or to comply with contractual obligations which, in the aggregate, would not have a Material Adverse Effect.

         SECTION 7.9. Maintenance of Government Approvals. Maintain in full force and effect all material governmental approvals (including any exchange control approvals), consents, licenses and authorizations which may be necessary or appropriate under any applicable law or regulation for the conduct of its business, for the execution, delivery and performance of the Principal Documents by the Borrower and for the validity or enforceability against it hereof and thereof and take all necessary governmental and administrative action in Mexico to make all payments to be made by it hereunder and thereunder. The Borrower will file all applications necessary for, and shall use its best efforts to obtain, any additional authorization as soon as possible after determination that such authorization or approval is required for the Borrower to perform its obligations hereunder or under the other Principal Documents, including, but not limited to, any filings necessary to obtain payment in US Dollars in respect of this Agreement, the CP Notes or the Loans.

         SECTION 7.10. Compliance with Laws and Other Instruments. Comply in all material respects with (a) all applicable Requirements of Law (including, without limitation, all applicable Mexican railroad regulations (including the filing of documents, the fulfillment of investment requirements and the performance of services as required in the Concession Title and the applicable laws and regulations)), and (b) any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or bound or to which it may be subject, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.11. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Borrower or such Subsidiary, as the case may be, in the same general areas in which the Borrower or such Subsidiary owns and/or operates its properties.

         SECTION 7.12. Maintenance of Books and Records and Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with IAS. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Bank, upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during business hours of the Borrower or such Subsidiary and as often as reasonably requested.

         SECTION 7.13. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with IAS and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.14. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that for so long as this Agreement is in effect and until all of the Obligations are paid in full, the Borrower shall not, and shall not permit any of its Subsidiaries to:

         SECTION 8.1. CP Memorandum. Include any information relating to the Administrative Agent, the Issuing Bank, the Documentation Agent, the Joint Lead Arrangers, either Arranger, any Bank or the facilities offered hereby in any CP Memorandum used in the offering or sale of CP Notes unless such information is approved in writing by the Administrative Agent, the Issuing Bank, such Documentation Agent, the Joint Lead Arrangers, such Arranger, or such Bank, as the case may be, prior to its inclusion in such CP Memorandum, provided such approval is not unreasonably withheld or delayed; provided, further, that the approval of any of such parties shall not be required solely as a result of the reference to such party as a party to any Principal Document to which it is a party or the inclusion in any CP Memorandum of a description of such Principal Documents.

         SECTION 8.2. Amendment of Principal Documents. Consent to, agree to, or otherwise acquiesce in, the amendment or modification of CP Notes, any Dealer Agreement or the Depositary Agreement without the written consent of the Issuing Bank and the Administrative Agent acting on behalf of the Majority Banks, which consents shall not be unreasonably withheld.

         SECTION 8.3. Concerning the CP Notes. Permit (a) any CP Note to have a stated date of maturity beyond the earlier of (i) 360 days after its date of issuance or (ii) the Stated Termination Date or (b) CP Notes having an aggregate Face Amount in excess of the Settlement Limit to mature on any one Business Day; provided, however, that, in connection with an extension of the Stated Termination Date or a refinancing of the Obligations pursuant to documentation satisfactory to the Issuing Bank and the Administrative Agent, 100% of the aggregate Face Amount of CP Notes outstanding may mature on any one Business Day that occurs on or prior to the Stated Termination Date.

         SECTION 8.4.      Financial Covenants.

         (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter, to be less than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

--------------------------------------------
       Period                 Ratio
--------------------------------------------
07/01/02 - 12/31/02           2.00x
--------------------------------------------
01/01/03 - 09/30/03           2.25x
--------------------------------------------
10/01/03 - 09/30/04           2.50x
--------------------------------------------

         (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, to be less than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

--------------------------------------------
       Period                 Ratio
--------------------------------------------
07/01/02 - 09/30/03           0.85x
--------------------------------------------
10/01/03 - 09/30/04           1.00x
--------------------------------------------

         (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter, to be greater than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

--------------------------------------------
       Period                 Ratio
--------------------------------------------
07/01/02 - 12/31/02           4.50x
--------------------------------------------
01/01/03 - 09/30/03           4.00x
--------------------------------------------
10/01/03 - 09/30/04           3.50x
--------------------------------------------

         SECTION 8.5. Margin Regulations. Use any part of the proceeds from the CP Notes and the Loans for any purpose which would result in any violation of Regulations T, U or X of the Board of Governors of the Federal Reserve
System or to extend credit to others for any such purpose. The Borrower will not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock.

         SECTION 8.6.      Limitation on Restricted Payments.

         (a)     (i)    Declare or pay any dividend or make any distribution on
or with respect to the Capital Stock of the Borrower or any of its Subsidiaries (other than (x) dividends or distributions payable solely in shares of the Borrower's or such Subsidiary's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Effective Date) held by Persons other than the Borrower or any of its Subsidiaries;

                 (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) the Borrower (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (y) a Subsidiary of the Borrower (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Borrower (other than a Wholly Owned

         Subsidiary) or any holder (or any Affiliate of such holder) of 5.0% or more of the Borrower's Capital Stock;

                 (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is subordinated in right of payment to any of the Obligations; or

                 (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses
         (a)(i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted
         Payment:

                 (A) a Default or Event of Default shall have occurred and be continuing;

                 (B) the Borrower could not Incur at least $1.00 of Indebtedness without violating the financial ratios then in effect under Section 8.4; or

                 (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a resolution) made on or after April 1, 2002 shall exceed the sum of

                         (1) 50.0% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100.0% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2002 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.2, plus

                         (2) the aggregate Net Cash Proceeds received by the Borrower on or after April 1, 2002 from a capital contribution or the issuance and sale permitted by this Agreement of Capital Stock (other than Disqualified Stock) of the Borrower to a Person who is not a Subsidiary of the Borrower, including an issuance or sale permitted by this Agreement of Indebtedness for cash subsequent to the Effective Date upon the conversion of such Indebtedness into Capital Stock of the Borrower (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Borrower of any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Termination Date), plus

                         (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person on or after April 1, 2002 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any of its Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), not to exceed, in each case, the amount of Investments previously made by the Borrower or any of its Subsidiaries in such Person.

         (b) The provisions of paragraph (a) of this Section 8.6 shall not be violated by reason of:

                 (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                 (ii) the redemption, repurchase, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower that is subordinated in right of payment to the Obligations, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness that (x) is expressly subordinate in right of payment to the Obligations at least to the extent that the Indebtedness being refinanced is subordinated thereto, (y) does not mature prior to the Stated Termination Date and (z) has an Average Life at least equal to that of the Indebtedness being refinanced;

                 (iii) the repurchase, redemption or other acquisition of Capital Stock of the Borrower (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Borrower (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

                 (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower which is subordinated in right of payment to the Obligations, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of Capital Stock of the Borrower (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

                 (v) payments or distributions to dissenting stockholders pursuant to applicable law or pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 8.14;

                 (vi) Investments acquired as a capital contribution or in exchange for Capital Stock of the Borrower (other than Disqualified Stock);

                 (vii) (x) the payment by the Borrower (made on behalf of Grupo TFM) for the repurchase from Mexico of Capital Stock of the Borrower, provided that (1) after giving effect to such repurchase and any Indebtedness Incurred to fund such repurchase, the Consolidated Interest Coverage Ratio would be greater than

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         4.0:1.0 or (2)(A) no Indebtedness or any other obligation of the
         Borrower or any Subsidiary is Incurred or otherwise created in connection with such repurchase and (B) the consideration paid to Mexico for such repurchase shall not exceed the VAT Refund refunded, paid or otherwise credited to the Borrower; provided that, in the case of this clause (2)(B), if such consideration is paid in cash by the Borrower, payment of the VAT Refund shall be made in cash by Mexico prior to or simultaneously with such repurchase; and

                         (y) the declaration and payment of dividends in order to effect this clause (vii);

                 (viii) the declaration or payment of dividends on Capital Stock of the Borrower following a Public Equity Offering of such Capital Stock, of up to 6.0% per annum of the Net Cash Proceeds received by the Borrower in such Public Equity Offering; provided that any such amount of Net Cash Proceeds to be so paid as dividends shall be placed into an escrow account to be opened and maintained with the Administrative Agent promptly upon receipt of such Net Cash Proceeds until distribution or payment of such dividends is made; or

                 (ix) the declaration and payment of dividends to Grupo TFM by the Borrower in an amount not to exceed Grupo TFM's operating expenses, corporate overhead costs and expenses and taxes; provided that the amount so dividended is actually used for such purpose; and the declaration and payment of pro rata dividends or distributions on Common Stock of the Borrower held by minority stockholders paid in connection with dividends to Grupo TFM permitted by this clause (ix), provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of the Borrower's net income from July 1, 1997, and provided further that (A) such dividends made pursuant to this clause (ix) with respect to operating and corporate overhead costs and expenses do not in the aggregate exceed $1,000,000 for any fiscal year of the Borrower and (B) such dividends made pursuant to this clause (ix) with respect to taxes do not in the aggregate exceed $5,000,000 for any fiscal year of the Borrower;

provided that, except in the case of clauses (i) and (iii) above, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of the actions or payments set forth herein.

         (c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vi) thereof, a repurchase of Capital Stock referred to in clause (vii)
(y) thereof and the dividends referred to in clauses (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(ii) and (iii), shall be included in calculating whether the conditions of clause (a)(iv)(C) of this Section 8.6 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Borrower are used for the redemption, repurchase or other acquisition of the Obligations or Indebtedness that is pari passu with the Obligations, then the Net Cash Proceeds of such issuance shall be

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included in clause (a)(iv)(C) of this Section 8.6 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         (d) Notwithstanding anything to the contrary in the foregoing provisions or herein, under no circumstances shall the Borrower assume the obligation of Grupo TFM, KCSI or Grupo TMM under the agreement dated as of June 9, 1997 celebrated by The Federal Government of the United States of Mexico, Grupo TFM, Grupo TMM, and KCSI to repurchase the Capital Stock of the Borrower; provided that the Borrower shall be permitted to pay the repurchase price thereof on behalf of Grupo TFM or Grupo TMM in accordance with the terms of
Section 8.6(b)(vii).

         SECTION 8.7. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

         (a) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

         (b) The foregoing provisions shall not restrict any encumbrances or restrictions:

                 (i)     existing on the Effective Date and set forth on
     Schedule 8.7 (b)(i);

                 (ii) existing in the Senior Note Indentures and the Senior Discount Debenture Indentures, and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Banks than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (iii)   existing under or by reason of applicable law;

                 (iv) existing with respect to any Person or the property or assets of such Person acquired by the Borrower or any of its Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                 (v) in the case of transfers of any property or assets of a Subsidiary to the Borrower or any other Subsidiary

                         (x)  that restrict in a customary manner the
             subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

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
                         (y) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of the property or assets of the Borrower or any of its Subsidiaries not otherwise prohibited by this Agreement, or

                         (z) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Borrower or any of its Subsidiaries in any manner material to the Borrower or to any of its Subsidiaries,

                 (vi) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Subsidiary; or

                 (vii)   for the benefit of any holder of a Lien permitted under
     Section 8.11.

Nothing contained in this Section 8.7 shall prevent the Borrower or any of its Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 8.11 or (2) restricting the sale or other disposition of property or assets of the Borrower or any of its Subsidiaries that secure their respective Indebtedness.

         SECTION 8.8. Limitation on the Issuance and Sale of Capital Stock of Subsidiaries. Issue or sell, any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

         (a)     to the Borrower or a Wholly Owned Subsidiary;

         (b) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law;

         (c) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 8.6 if made on the date of such issuance or sale; or

         (d) issuances of Common Stock that has no preference with respect to dividends or upon liquidation, the Net Cash Proceeds of which are promptly applied towards the prepayment of Term Loans as provided in the Term Loan Agreement.

         SECTION 8.9.      Limitation on Issuances of Guarantees by Subsidiaries

         (a) With respect to any Subsidiary, Guarantee any Indebtedness of the Borrower which is pari passu with or subordinate in right of payment to the Obligations ("Guaranteed Indebtedness"), unless:

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
                 (i) such Subsidiary simultaneously executes and delivers a guarantee (a "Subsidiary Guarantee") of payment of the Obligations; and

                 (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until the Extensions of Credit have been paid in full, in U.S. dollars;

provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

         (b) If the Guaranteed Indebtedness is (i) pari passu with the Extensions of Credit, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (ii) subordinated to the Extensions of Credit, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Extensions of Credit.

         (c) Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                 (i) any sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's or any Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement); or

                 (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         SECTION 8.10. Limitation on Transactions with Stockholders and Affiliates.

         (a) Enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5.0% or more of any class of Capital Stock of Grupo TFM or the Borrower or with any Affiliate of Grupo TFM or the Borrower or any Subsidiary, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         (b) The limitation of paragraph (a) of this Section 8.10 does not limit, and shall not apply to:

                 (i) transactions for which the Borrower or a Subsidiary delivers to the Administrative Agent a written opinion of a United States nationally recognized

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
         investment banking firm (or their Mexican affiliate) stating that the transaction is fair to the Borrower or such Subsidiary from a financial point of view;

                 (ii) payment of reasonable and customary regular fees and compensation to directors and officers of the Borrower and Grupo TFM consistent with past practices;

                 (iii) payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any Subsidiary of the Borrower with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes;

                 (iv)    payment of the Management Fees;

                 (v) sales of equipment to a Wholly Owned Subsidiary pursuant to an arrangement under which such equipment will be leased back to the Borrower on terms that are no less favorable to the Borrower than the terms that would have been offered by an unrelated party; and

                 (vi) other transactions in the aggregate in any calendar year involving consideration of no more than $2,000,000.

         SECTION 8.11. Limitation on Liens. Create, incur, assume or suffer to exist any Lien on any of the Borrower's or any Subsidiary's assets or properties of any character, or on any shares of Capital Stock or Indebtedness of any Subsidiary, except:

         (a) Liens existing on the Effective Date and set forth on Schedule 8.11(a);

         (b) Liens granted after the Effective Date on any of the assets or Capital Stock of the Borrower or its Subsidiaries created in favor of the Banks and the Issuing Bank to secure the Obligations;

         (c) Liens with respect to the assets of a Subsidiary granted by such Subsidiary to the Borrower or a Wholly Owned Subsidiary to secure Indebtedness owing to the Borrower or such other Subsidiary;

         (d) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;

         (e) Liens securing Indebtedness outstanding at any time in an aggregate principal amount not to exceed $50,000,000 that is Incurred solely for the purpose of financing the cost of improvements or construction related to the properties of Mexrail and the Texas Mexican Railway Company, the net proceeds of which are applied to finance the cost of improvements or construction; or

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         (f)     Permitted Liens and other Liens permitted or required by the
Principal Documents.

         SECTION 8.12.     Limitation on Sale-Leaseback Transactions

         (a) Enter into any sale-leaseback transaction involving any of the Borrower's or any of its Subsidiary's assets or properties whether now owned or hereafter acquired, whereby the Borrower or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         (b) The foregoing restriction does not apply to any sale-leaseback transaction if:

                 (i) the lease is for a period, including renewal rights, of not in excess of three years;

                 (ii) the lease secures or relates to industrial revenue or pollution control bonds;

                 (iii) the transaction is solely between the Borrower and any Wholly Owned Subsidiary or solely between Wholly Owned Subsidiaries, or

                 (iv) the Borrower or such Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Cash Proceeds received from such sale to prepay the Term Loans in accordance with Section 3.5(b).

         SECTION 8.13.     Limitation on Asset Sales.

Consummate any Asset Sale, unless:

         (a) the consideration received by the Borrower or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of;

         (b) at least 80.0% of the consideration received (excluding any amount of Released Indebtedness) consists of cash or Temporary Cash Investments; and

         (c) the Net Cash Proceeds of such Asset Sales are promptly applied towards the prepayment of Term Loans as provided in the Term Loan Agreement; provided, however, that in no event shall the Borrower or any of its Subsidiaries enter into any Asset Sale with respect to future accounts receivables to be generated by it.

For the purposes of this Section 8.13, "Released Indebtedness" shall mean, with respect to any Asset Sale, Indebtedness (i) which is owed to the Borrower by any of its Subsidiaries (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which Obligors receive

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written unconditional releases from each creditor no later than the closing date of such Asset Sale.

         SECTION 8.14.     Consolidation, Merger and Sale of Assets.

     Consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Borrower or any of its Subsidiaries (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Borrower or any Subsidiary except that:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation);

         (b) any Subsidiary or the Borrower may dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a disposition permitted by
Section 8.13; and

         (c) any Investment expressly permitted by Section 8.6 may be structured as a merger, consolidation or amalgamation; and

         (d) the Borrower or such Subsidiary may merge or consolidate with or into a Person (other than the Borrower or one of its Subsidiaries), or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Borrower or Subsidiaries to a Person (other than the Borrower or one of its Subsidiaries) provided that:

                 (i) the Borrower or such Subsidiary shall be the continuing Person, or the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or that acquired or leased such property and assets shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction of either such country and shall expressly assume in an agreement in form and substance satisfactory to the Administrative Agent and the Issuing Bank, all of the obligations of the Borrower or such Subsidiary hereunder and under the other Principal Documents;

                 (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction on a pro forma basis, the Borrower or such Subsidiary, or any Person becoming the successor obligor hereunder and under the other Principal Documents shall have a Consolidated Net Worth equal to or greater than the Borrower's or such Subsidiary's (as applicable) Consolidated Net Worth, immediately prior to such transaction;

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
                 (iv) immediately after giving effect to such transaction on a pro forma basis the Borrower or such Subsidiary, or any Person becoming the successor obligor hereunder and under the other Principal Documents could Incur at least $1.00 of Indebtedness without violating the covenants in Section 8.4 after giving pro forma effect to the proposed transaction; and

                 (v) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer (attaching the arithmetic computations to demonstrate compliance with clauses (d)(iii) and
         (d)(iv)) stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such tansaction have been complied with;

provided, however, with respect to this subsection (d), that only clause (i) hereof shall apply for a merger or consolidation of the Borrower and Grupo TFM.

         SECTION 8.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         SECTION 8.16. Additional Indebtedness. Create, incur, assume or suffer to exist Indebtedness which provides for the amortization of principal prior to the Stated Termination Date other than (a) Indebtedness existing on the Effective Date plus other Indebtedness subsequently created, incurred or assumed which, in the aggregate, provides for the amortization of principal of less than $10,000,000 in the aggregate prior to the Stated Termination Date,
(b) short-term revolving Indebtedness secured by current receivables permitted by paragraph (q) of the definition of "Permitted Liens," (c) Indebtedness under Swap Agreements (excluding equity based Swap Agreements) entered into in the ordinary course of business; provided that such Swap Agreements (i) are designed solely to protect the Borrower or its Subsidiaries against fluctuations in foreign currency exchange rates, interest rates or rates in respect of fuel purchases or other acquisitions of fuel in the ordinary course of business and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (d) Indebtedness owed to the Borrower by a Wholly Owned Subsidiary.

                                  ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1. Events of Default. The following specified events shall be "Events of Default" for the purposes of this Agreement:

         (a) The Borrower shall fail to pay any principal of, or any interest on, any Note, any Loan or any LOC Advance when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any other amount under this Agreement within ten calendar days after any other amount becomes due in accordance with the terms hereof; or

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
        (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Principal Document or which is contained in any certificate, document or financial or other statement furnished at any time pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or

         (c) The Borrower shall default in the observance or performance of any covenant contained in Sections 7.1, 7.3(a), 7.6, 7.8(a), 7.13 or Article VIII of this Agreement; or

         (d) The Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Principal Document (other than as provided in Sections 9.1(a), 9.1(b) and 9.1(c), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent; or

         (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes and the CP Notes), including in the payment of any Guarantee, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (except for any such defaults in respect of Indebtedness and Guarantees in respect thereof in an aggregate then outstanding amount for all such Indebtedness of less than US$10,000,000 or an amount in another currency equivalent thereto); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case beyond any applicable grace period or cure period, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, including the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, including any Guarantee to become payable (except for any such default or other event or condition in respect of Indebtedness in an aggregate then outstanding amount for all such Indebtedness of less than US$10,000,000 or an amount in another currency equivalent thereto); or

         (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, concurso mercantil, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) in any jurisdiction seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries in any jurisdiction any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) to the extent applicable, remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries in any jurisdiction any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or

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similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due; or

         (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries in any jurisdiction involving in the aggregate a liability (not paid or fully covered by insurance) of US$10,000,000 (or an amount in another currency equivalent thereto) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

         (h) The Commercial Paper Account or the Letter of Credit Account or funds on deposit in, or otherwise to the credit of, the Commercial Paper
Account or the Letter of Credit Account shall be subject to any writ, order, judgment, warrant of attachment, execution or similar process or stay or other similar legal restraint other than as a direct or indirect result of actions or proceedings which do not involve the Borrower; or

         (i) Any Governmental Authority shall (i) condemn, nationalize, seize or otherwise expropriate any substantial portion of the assets or the capital stock of the Borrower and such action is not reversed within a period of 60 days or (ii) take any action that would prevent the Borrower from carrying on, or would materially interfere with, any material part of its business or operations including, without limitation, any action that would result in the Concession Title ceasing to grant the Borrower the rights originally provided therein or the Concession Title being terminated or the rights originally provided therein as exclusive to the Borrower becoming non-exclusive; or

         (j)     A Change of Control shall occur; or

         (k) The validity of any Principal Document shall be contested by the Borrower or any Governmental Authority or the Borrower shall deny liability hereunder or under any Note or under the Depositary Agreement or any CP Note or this Agreement or such other Principal Document (other than the Dealer Agreements) shall for any reason be terminated or become invalid, ineffective or unenforceable; provided, in the case of any contest by a Governmental Authority such contest is not dismissed within a period of 60 days; or

         (l) Any governmental or other consent, license, approval (including any foreign exchange approval) or authorization which is now or may in the future be necessary or appropriate under any applicable law or regulation for the execution, delivery or performance by the Borrower of any material obligation under any Principal Document to which it is a party or to make any Principal Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn or shall cease to be in full force and effect or shall be modified in a manner which has a reasonable likelihood of having a Material Adverse Effect; or

         (m) Any restriction or requirement not in effect on the date hereof is imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the

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availability or the transfer of foreign exchange by the Borrower and interferes with the Borrower's performance of any material obligation under the Principal Documents to which it is a party; or

         (n) There shall occur any circumstance and/or event of a financial, political or economic nature in Mexico which, in the reasonable judgment of the Majority Banks, is likely to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Principal Documents.

         SECTION 9.2.      Remedies. If any Event of Default under
Section 9.1(f) has occurred and is continuing, the Administrative Agent shall, or if any other Event of Default has occurred and is continuing, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Banks, do any or all of the following:

         (a) direct the Issuing Bank (i) if and only if no CP Notes are outstanding, to terminate the Letter of Credit and deliver a Notice of Termination, in the form of Annex B to the Letter of Credit, to the Borrower and the Depositary (with a copy to the Administrative Agent, and each Dealer) whereupon the Letter of Credit and the Commitments shall terminate or (ii) if any CP Notes are outstanding, to deliver a Notice of Default, in substantially the form of Exhibit J, to the Borrower and the Depositary (with a copy to the Administrative Agent and each Dealer) whereupon (A) the Stated Amount shall be reduced such that the Stated Amount equals the aggregate Face Amount of CP Notes then outstanding and (B) no amounts shall be reinstated to the Stated Amount pursuant to the Letter of Credit until receipt by the Depositary of a written Notice of Rescission of Default, in substantially the form of Exhibit N, from the Administrative Agent (who shall send a copy of such notice to the Borrower and the Issuing Bank) of such Event of Default by reason of waiver or cure in accordance with the terms hereof;

         (b) deliver a Notice of Acceleration, in substantially the form of Exhibit K, to the Depositary with a copy to the Borrower, the Issuing Bank and each Dealer causing the Depositary to make a drawing under the Letter of Credit in an aggregate amount required to pay in full the Face Amount of all outstanding CP Notes entitled to the benefit of the Letter of Credit upon maturity, the proceeds of such drawing to be deposited in the Letter of Credit Account, and require from the Borrower immediate reimbursement for payments pursuant to such drawing; the Letter of Credit shall automatically terminate fifteen days following the date of delivery of the Notice of Acceleration;

         (c) if no Notice of Acceleration has been delivered pursuant to paragraph (b) above, direct the Borrower immediately to pay into an account specified by the Administrative Agent an amount in immediately available funds (to which neither the Issuing Bank nor the Banks shall have any right in respect of any drawing until the Issuing Bank shall have honored the same) equal to the Stated Amount or, if less, the aggregate Face Amount of all CP Notes outstanding whereupon such amount shall become immediately due and payable by the Borrower without presentment, demand, protest or other notice, all of which are hereby expressly waived;

         (d) declare the principal amount of the Loans to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and any fees and all other Obligations accrued hereunder, shall become immediately due and payable, without

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presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default specified in paragraph (f) of Section 9.1, without notice or any other act by the Banks, the Loans (together with accrued interest thereon) and all other obligations of the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or

         (e) notify the Borrower, the Depositary and each Dealer and each (which notice may be by telephone to be confirmed in writing within two Business Days) that an Event of Default has occurred and is continuing and in such notice direct the Borrower and the Depositary not to issue any CP Notes from and after the actual receipt by the Depositary of such notice until receipt by the Depositary of a written Notice of Rescission of Default, in substantially the form of Exhibit N, from the Administrative Agent (who shall send a copy of such notice to the Borrower and the Issuing Bank) of such Event of Default by reason of waiver or cure in accordance with the terms hereof;

provided, however, that nothing in this Section 9.2 shall (x) impair the obligation of the Issuing Bank to make payments in accordance with the Letter of Credit with respect to maturing CP Notes which have been validly issued and are outstanding pursuant to the terms of this Agreement and the Depositary Agreement or (y) impair the obligation of the Borrower to reimburse the Issuing Bank for, or the obligation of any Bank to fund its participation in, any drawing made subsequent to the time any remedy provided in this paragraph shall have been exercised and, provided, further, that nothing in this Section 9.2 shall give the Issuing Bank the right to request the Depositary to debit the Commercial Paper Account on any Business Day until after such time as the Issuing Bank shall have honored any demand for payment under the Letter of Credit required to be paid on such Business Day.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1. Appointment. Each Bank hereby irrevocably designates and appoints JPMCB, as the Administrative Agent of such Bank under this Agreement, and each such Bank hereby irrevocably authorizes JPMCB, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         SECTION 10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

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         SECTION 10.3.     Exculpatory Provisions. Neither the Administrative
Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or any such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Principal Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except in respect of Section 5.1 or except as otherwise expressly stated herein, the Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 10.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any agreement (including this Agreement), note (including any Note), writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram or teletype message, statement, order or other document or facsimile transmission or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         SECTION 10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank, the Issuing Bank or the Borrower referring to this Agreement, describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, in accordance with the terms hereof, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

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         SECTION 10.6.     Non-Reliance on the Administrative Agent and Other
Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished by the Borrower to the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 10.7. Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Participation Fractions in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which all of the Commitments shall have terminated and the Obligations shall have been paid in full, ratably in accordance with their respective Participation Fractions immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that such indemnity shall not, as to the Administrative Agent, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Agreements in this Section
10.7 shall survive the payment of the Obligations and the Termination Date.

         SECTION 10.8. The Administrative Agent in Its Individual Capacity. JPMCB and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though JPMCB were not the Administrative Agent hereunder. With respect to Loans made by it and any Note issued to it, JPMCB shall have the same rights

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and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include JPMCB and such Affiliates in their individual capacities.

         SECTION 10.9. Successor Administrative Agent. The Administrative Agent may be removed at any time upon the written request of all of the Banks (not including the Administrative Agent or its Affiliates) and the written consent of the Borrower and the Issuing Bank, such consent not to be unreasonably withheld, delivered to the Administrative Agent, Issuing Bank, the Borrower the Dealers and Depositary. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks and the Borrower. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. In the event the Administrative Agent resigns or is removed pursuant to this Section 10.9, all fees paid to the resigning Administrative Agent but not yet accrued shall be transferred to the successor Administrative Agent.

                                   ARTICLE XI

                                THE ISSUING BANK

         SECTION 11.1. Appointment. Each Bank hereby irrevocably designates and appoints Standard Chartered Bank, as the Issuing Bank under this Agreement, and each such Bank hereby irrevocably authorizes Standard Chartered Bank, as the Issuing Bank to issue the Letter of Credit under and in accordance with this Agreement, to pay the amount of any draft presented under the Letter of Credit upon presentation of documents which, upon their face, conform to the terms of the Letter of Credit, to receive from the Borrower reimbursement for LOC Advances and to take such action on its behalf under the provisions of this Agreement and the Depositary Agreement and to exercise such powers and to perform such duties, hereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Issuing Bank shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Issuing Bank; provided, however, that nothing contained in this Article XI shall be deemed to limit or impair the rights and obligations of the Issuing Bank hereunder or under the Letter of Credit.

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         SECTION 11.2.     Exculpatory Provisions. Neither the Issuing Bank nor
any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Issuing Bank under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Principal Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Issuing Bank shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 11.3. Reliance by Issuing Bank. The Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any agreement (including this Agreement), note (including any Note), writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram or teletype message, statement, order or other document or facsimile transmission or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Issuing Bank. Except for the issuance of the Letter of Credit in accordance with the terms of this Agreement and the payment of drawings thereunder, the Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as the Issuing Bank deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         SECTION 11.4. Indemnification. The Banks agree to indemnify the Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Participation Fractions in effect on the day indemnification is sought under this Section 11.4 (or, if the indemnification is sought after the date upon which the Commitments shall have terminated and the Obligations shall have been paid in full, ratably in accordance with their respective Participation Fractions immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Issuing Bank under or in connection with any of the foregoing; provided, however, that such indemnity shall not, as to the Issuing Bank, be available to the

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
extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (i) the Issuing Bank's gross negligence or willful misconduct, or (ii) any untrue statement of a material fact in the material furnished in writing by the Issuing Bank to the Borrower for inclusion in any CP Memorandum used in the offer or sale of CP Notes or any omission in such material to state a material fact required to be stated therein in light of the circumstances under which they were made. Notwithstanding the foregoing, no Bank shall be required to fund any other Bank's portion of an LOC Advance which such other Bank fails to fund hereunder. The agreements in this Section 11.4 shall survive the payment of the Obligations and the Termination Date.

         SECTION 11.5. Issuing Bank in Its Individual Capacity. Standard Chartered Bank and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though Standard Chartered Bank were not the Issuing Bank hereunder. With respect to Loans made or renewed by Standard Chartered Bank and any Note issued to Standard Chartered Bank, the Issuing Bank and its Affiliates shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Issuing Bank, and the terms "Bank" and "Banks" shall include Standard Chartered Bank and such Affiliates in their individual capacities.

         SECTION 11.6. Non-Reliance on Issuing Bank and Other Banks. Each Bank expressly acknowledges that neither the Issuing Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Issuing Bank hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Issuing Bank to any Bank. Each Bank represents to the Issuing Bank that it has, independently and without reliance upon the Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished by the Borrower to the Issuing Bank hereunder, the Issuing Bank shall not have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Issuing Bank or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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                                  ARTICLE XII

                    THE JOINT LEAD ARRANGERS, ARRANGERS AND
                              DOCUMENTATION AGENT

         SECTION 12.1. The Joint Lead Arrangers, etc. The Borrower hereby confirms the appointment of and designates J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers, Bank of America, N.A., Comerica Bank, Landesbank Schlweswig-Holstein Girozentrale, Kiel and Standard Chartered Bank, as Arrangers (the Joint Lead Arrangers and the Arrangers for purposes of this Article XII, individually, an "Arranger" and collectively, the "Arrangers") and Standard Chartered Bank, as Documentation Agent (the Documentation Agent for purposes of this Article XII, the "Agent") under this Agreement. The Arrangers and the Agent assume no responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Banks. The title "Joint Lead Arranger", "Arranger" or "Documentation Agent" implies no fiduciary responsibility on the part of such Arranger or Agent to the Issuing Bank or the Banks or any other party to this Agreement and the use of such title does not impose on any Arranger or Agent any duties or obligations under this Agreement except as may be expressly set forth herein.

         SECTION 12.2. Exculpatory Provisions. No Arranger or Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by them under or in connection with this Agreement (except for its or for such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Arranger or Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Principal Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, no Arranger or Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 12.3. Arrangers and Agent. Bank of America, N.A., Comerica Bank, Landesbank Schlweswig-Holstein Girozentrale, Kiel and Standard Chartered Bank and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though Bank of America, N.A., Comerica Bank, Landesbank Schlweswig-Holstein Girozentrale, Kiel and Standard Chartered Bank were not an Arranger or Agent hereunder.

         SECTION 12.4. Non-Reliance on the Arrangers, Agent and Other Banks. Each Bank expressly acknowledges that no Arranger or Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Arranger or Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Arranger or Agent to any Bank. Each Bank represents to the Arrangers and the Agent that

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
it has, independently and without reliance upon any Arranger or Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Arranger or Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. No
Arranger or Agent shall have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of such Arranger or Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         SECTION 13.1. Transfers of Funds. All payments and other transfers of funds under this Agreement shall be made in immediately available funds, exclusively in U.S. Dollars, to accounts or payment offices maintained in New York, New York, unless, in the case of payments by or on behalf of a party other than the Borrower, otherwise specified herein or the recipient thereof shall otherwise agree.

         SECTION 13.2. Financial Data. Except as otherwise provided herein, financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with IAS.

         SECTION 13.3.     Payment of Expenses, etc.

         (a) The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, upon demand to reimburse and hold the Administrative Agent, the Joint Lead Arrangers, the Arrangers, and the Issuing Bank harmless from liability for the payment of all reasonable and documented out-of-pocket costs and expenses (the "Facility Expenses") arising in connection with the preparation, execution and delivery of this Agreement and any other documents relating to the transactions contemplated hereby, including
(i) the reasonable fees, travel expenses, courier charges, communication expenses, expenses associated with the execution of this Agreement and all other out-of-pocket expenses and (ii) all reasonable fees and disbursements of counsel for the Administrative Agent, the Joint Lead Arrangers, the Arrangers and the Issuing Bank.

         (b) The Borrower further agrees, upon demand communicated through the Administrative Agent, to reimburse and hold the Banks, the Issuing Bank, the Administrative Agent, the Joint Lead Arrangers and the Arrangers harmless from liability for the payment of all of their out-of-pocket costs and expenses reasonably incurred by any of them and arising in connection with any Default or Event of Default or the enforcement of, or the amendment, modification, waiver and/or preservation of any rights under, this Agreement, the Notes or otherwise in connection with the transactions contemplated hereby, including all reasonable fees and disbursements of counsel of each Bank, the Issuing Bank, the Administrative Agent, the Joint Lead Arrangers and the Arrangers, and all stamp taxes (including interest and penalties, if any), recording taxes and fees and filing taxes and fees which may be payable in respect thereof.

         SECTION 13.4. Amendments and Waivers. No waiver, amendment, supplement or modification hereto shall be effective unless in writing and signed by the Borrower and such other parties as are required under this
Section 13.4. With the written consent of the Majority Banks (except if the rights and duties of the Issuing Bank are affected thereby, including, without limitation, any amendment, modification or waiver of any provision of Article II, IV or XI hereof, in which case the written consent of the Issuing Bank shall also be obtained), the Administrative Agent (on behalf of the Banks) and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks, the Issuing Bank, the Administrative Agent or of the Borrower hereunder or thereunder, and with the consent of the Majority Banks, the Administrative Agent (on behalf of the Banks) may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, no such waiver and no such amendment, supplement or modification shall:

         (a)     (i)   extend the maturity of any of the Obligations, extend the
time of payment of interest thereon, or extend the Stated Termination Date;

                 (ii) reduce the principal amount of the Obligations, reduce the rate of interest thereon, or reduce the amount or change the method of calculation of any Fees (other than the Letter of Credit Fees);

                 (iii) amend, modify or waive any provision of this
         Section 13.4;

                 (iv) reduce the percentage specified in the definition of Majority Banks;

                 (v)   amend, modify or waive any provision of Section 5.1; or

                 (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the Notes;

         in each case without the written consent of all the Banks;

         (b) amend, modify or waive any provision of Article X without the written consent of the Administrative Agent;

         (c) amend, modify or waive any provision of the Depositary Agreement or permit the substitution of the Depositary without the consent of the Majority Banks and the Issuing Bank, which consent shall not be unreasonably withheld as to the substitution of the Depositary;

         (d) adversely affect the rights and obligations of the Depositary under the Depositary Agreement without the written consent of the Depositary;

         (e) increase the amount of any Bank's Commitment without the written consent of such Bank;

         (f) amend, modify or waive any provision of Article XII without the written consent of the Joint Lead Arrangers and the Arrangers and the Documentation Agent; or

         (g) amend, modify or waive any provision of the Letter of Credit or any Principal Documents (other than any Dealer Agreement) without written notice from the Rating Agencies that the rating on the CP Notes will not be withdrawn or reduced below A-1 by S&P and P-1 by Moody's by such amendment, modification or waiver.

The Issuing Bank may waive the Settlement Limit without the consent of any other party to the Principal Documents.

         Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Issuing Bank, the Administrative Agent, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 13.5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         SECTION 13.6.     Indemnification.

         (a) The Borrower agrees to indemnify the Issuing Bank, the Administrative Agent, the Joint Lead Arrangers, the Arrangers, the Banks and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including, without limitation, all reasonable fees, documented as to the scope of services provided, and disbursements of counsel (including the allocated cost of internal counsel) which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on or incurred by any such Indemnitee in connection with the investigation of, preparation for, participation in or outcome of any pending or threatened claim or cause of action relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by such Indemnitee under or in connection with any of the foregoing and which would not have been incurred by or asserted or awarded against such indemnified party but for such Indemnitee being involved with the Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Indemnitee in connection with any of the foregoing; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (i) any untrue statement of a material fact relating to such Indemnitee in any CP Memorandum used in the sale of the CP Notes or any omission to state a material fact relating to such Indemnitee therein necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading if such information was approved in writing by such Indemnitee prior to its inclusion in such CP Memorandum, or (ii) the gross negligence or willful misconduct of such Indemnitee.

         (b) This Section 13.6 shall survive the termination of this Agreement and the payment of the Obligations.

         SECTION 13.7.     Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereunder shall be in writing, sent by courier or express mail service or by facsimile transmission and, unless otherwise expressly provided herein, shall be effective upon receipt by the party to whom such communications were sent, or, in the case of notice by facsimile, upon confirmation by the sender of receipt, addressed to such party, at its address shown in Schedule 1.1(b) (in the case of the Banks) or below (in all other cases) or at such other address as such party may hereafter notify to the other. Any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

         (b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the Issuing Bank; provided that the foregoing shall not apply to notices pursuant to Articles II, III and IV unless otherwise agreed by the Administrative Agent, the Issuing Bank and the applicable Bank. The Administrative Agent, the Issuing Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

If to the Borrower:               TFM, S.A. de C.V.
                                  Av. Periferico Sur No. 4829
                                  4(degree) Piso
                                  Parques del Pedregal, C.P. 14010
                                  Delagacion Tlalpan, Mexico, D.F. Mexico
                                  Attention: Chief Financial Officer
                                  Telephone: (011-52-555) 447-5870
                                  Facsimile: (011-52-555) 447-5755

If to the Issuing Bank:           Standard Chartered Bank

                                  One Madison Avenue, 3rd Floor
                                  New York, New York 10010
                                  Attention: Jose Gonzalez
                                  Telephone: (212) 667-0457
                                  Facsimile: (212) 667-0593

                                  With a copy to the Administrative Agent.

If to the Administrative Agent:   JPMorgan Chase Bank
                                  1 Chase Manhattan Plaza
                                  8th Floor
                                  New York, New York 10081
                                  Attention: Lascelles D. Thompson
                                  Telephone: (212) 552-7242
                                  Facsimile: (212) 552-5646

                                  With a copy to the Issuing Bank at the
                                  address set forth above.

If to the Joint Lead Arrangers:   J.P. Morgan Securities Inc.
                                  270 Park Avenue
                                  New York, New York, 10017
                                  Attention: Linda M. Meyer
                                  Telephone: (212) 552-6776
                                  Facsimile: (212) 552-8890

                                  and

                                  Salomon Smith Barney Inc.
                                  390 Greenwich Street
                                  1st Floor
                                  New York, New York 10013
                                  Attention: Nicolas Lipovsky
                                  Telephone: (212) 723-6771
                                  Facsimile: (212) 723-8543

If to the Arrangers and
Documentation Agent:              Bank of America, N.A.
                                  Reforma 265 PH
                                  Mexico, F.F. 06500
                                  Attention: Jorge Rodriguez Garcia
                                  Telephone: 52-55-5230-6400
                                  Facsimile: 52-55-5230-6393

                                  with a copy to:
                                  Bank of America, N.A.
                                  Reforma 265 PH
                                  Mexico, F.F. 06500
                                  Attention: Bernardo Llereas
                                  Telephone: 52-55-5230-6400
                                  Facsimile: 52-55-5230-6393

                                  Comerica Bank
                                  Andres Bello #10 Piso 17
                                  Mexico D.F. c.p. 11560
                                  Attention: Osvaldo Rance
                                  Telephone: 52-55-5279-7308
                                  Facsimile: 52-55-5279-7318

                                  Landesbank Schleswig-Holstein Girozentrale, Kiel
                                  Martensdamm 8
                                  D-24103 Kiel, Germany
                                  Attention: Michael Munting
                                  Telephone: 31-10-205-2465
                                  Facsimile: 31-10-205-2466

                                  Standard Chartered Bank
                                  Paseo de las Palmas
                                  239-401
                                  Lomas de Chapultepec
                                  Mexico, D.F. 11000
                                  Attention: Juan Carlos Tamariz
                                  Telephone: 52-55-5387-1304
                                  Telecopy:  52-55-5387-1399

                                  with a copy to:
                                  Standard Chartered Bank
                                  1 Evertrust Plaza
                                  Jersey City, NJ 07302
                                  Attention: Larry Fitzgerald
                                  Telephone: 201-633-3442
                                  Telecopy:  201-536-0948

If to the Dealers:                Banc of America Securities LLC
                                  600 Montgomery Street
                                  Mail Code: CA5-801-12-47
                                  San Francisco, California 94111
                                  Attention: Money Market Origination
                                  Telephone: (415)913-3689
                                  Facsimile: (415)913-6288

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway, 2nd Floor
                                  New York, New York 10036
                                  Attention: Manager - Continuously Offered
                                  Products
                                  Telephone: (212)761-2000
                                  Facsimile: (212)761-0780

                                  With a copy to:

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway, 2nd Floor
                                  New York, New York 10036
                                  Attention: Investment Banking Information
                                  Center
                                  Telephone: (212)761-8385
                                  Facsimile: (212)761-0260

         SECTION 13.8. Table of Contents; Descriptive Headings; etc. The table of contents and descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 13.9. Survival of Agreements and Representations. All covenants, agreements, representations and warranties made herein, in the Notes, or in any certificate delivered pursuant hereto or thereto shall survive the execution and delivery hereof, the issuance of the Letter of Credit and the Loans made hereunder.

         SECTION 13.10. Benefit of Agreement; Assignment. This Agreement shall be binding upon the Borrower, its successors and assigns, and shall inure to the benefit of the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent and the Banks and their respective successors and assigns except that (a) the Borrower may not transfer or assign any or all of its rights or obligations hereunder except with the unanimous consent of all the Banks; (b) an assignment by a Bank of its Commitment, its Note and its Loans can only be made to a bank or financial institution organized and licensed under the laws of Mexico or a financial institution registered with the Hacienda; and (c) no Bank may assign its Commitment, its Note and the Loans made by such Bank and no Bank may make or cause to be made its Loans hereunder through any other Person, except pursuant to an instrument of assignment in substantially the form of Exhibit I (an "Assignment and Acceptance") and with the consent of the Administrative Agent, the Issuing Bank and the Borrower (which consent (x) in each case shall not be unreasonably withheld, (y) in the case of the Borrower, shall not be required in the case of an assignment to a Person party to this Agreement or a branch, agency or Subsidiary thereof (a "Bank Affiliate") or after the occurrence and during the continuance of an Event of Default and (z) in the case of the Administrative Agent and the Issuing Bank shall not be required in the case of an assignment to a Bank Affiliate); provided, however, that (i) the Borrower shall not be required to pay any further amounts pursuant to Sections 4.8, 4.10 and 4.11 than would have been required to be paid but for the transfer of such Bank's interest to a Bank Affiliate or the making of Loans through another office or Subsidiary of such Bank, except as provided in
Section 4.10, (ii) the Letter of Credit shall at all times be issued by the Issuing Bank, (iii) any such assignment shall be in a minimum amount of US$1,000,000 and (iv) the Assignee shall pay a fee of US$3,500 to the Administrative Agent prior to the consummation of such assignment (other than an assignment to a Bank Affiliate). Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law and without compliance with the foregoing provisions of this Section 13.10; provided, however, that such pledge or assignment shall not release such Bank from its obligations hereunder.

         SECTION 13.11.    Participation. Notwithstanding the provisions of
Section 13.10, each Bank shall have the right from time to time to create and sell one or more participations in its rights under this Agreement, its Note and the Loans made by it to a bank or financial institution organized and licensed under the laws of Mexico or a financial institution registered with the Hacienda. Each Bank agrees to notify the Borrower as promptly as practicable of the consummation of the sale of a participation in its rights under this Agreement, its Note and the Loans made by it. No agreement or other arrangement governing any such creation and sale (a "Participation Agreement") shall confer upon the purchaser of such interest (a "Participant") any right to contact, negotiate with or seek information from the Borrower under this Agreement or such Bank's Note or to enforce this Agreement or such Bank's Note against the Borrower directly, except as provided below. Any Participation Agreement shall (a) prohibit the assignment or sale by the Participant of any subparticipation interest and (b) permit the Bank to consent to waivers, amendments, modifications or supplements of this Agreement without the consent of the Participant, except in the case of waivers, amendments or modifications extending the maturity of any Loan or Note in respect of which such Participation was granted, or reducing the rate or extending the time for payment of any installment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any Fees to accrue in respect thereof. Notwithstanding the foregoing, any Participant shall be entitled to the benefits of Sections 4.8, 4.10 and 4.11 pursuant to its Participation Agreement as if such Participant were a Bank named herein, provided, however, that the Borrower shall not be required to pay any further amounts pursuant to such Sections than would have been required to be paid but for the sale to such Participant of such Participant's participation interest.

         SECTION 13.12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Bank and the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Bank or the Banks to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Notes, irrespective of whether or not the Administrative Agent, the Issuing Bank or the Banks shall have made any demand hereunder and although such obligations may be unmatured. Each of the Banks and the Administrative Agent agrees promptly to notify the Borrower no later than five Business Days after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that on the maturity date of any CP Note, no set-off may occur until such time as the drawing under the Letter of Credit to pay such CP Note has been honored by the Issuing Bank.

         SECTION 13.13. SUBMISSION TO JURISDICTION; VENUE; SERVICE; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (AND ITS SUCCESSORS AND ASSIGNS) (i) AGREE THAT ANY CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY OR SUCCESSOR THERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER PRINCIPAL DOCUMENT SHALL BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, TO THE JURISDICTION OF ANY COMPETENT COURT IN THE PLACE OF ITS CORPORATE DOMICILE AND TO APPELLATE COURTS THEREFROM AND EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO SUCH JURISDICTION FOR SUCH PURPOSE AND (ii) TO THE FULLEST EXTENT PERMITTED BY LAW, (A) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PRINCIPAL DOCUMENT BROUGHT IN ANY SUCH COURT, (B) IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (C) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS OF JURISDICTION IN ANY SUCH ACTION OR PROCEEDING, WHICH IT MAY NOW OR HEREAFTER BE AFFORDED BY LAW, IN ANY OTHER FORUM. EACH OF THE PARTIES HERETO FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS
OF THE STATE OF NEW YORK AND THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, THE BORROWER HEREBY IRREVOCABLY DESIGNATES AS OF THE EFFECTIVE DATE CT CORPORATION SYSTEM WITH OFFICES CURRENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS AGENT FOR SERVICE OF PROCESS. IN THE EVENT THAT SUCH AGENT OR ANY SUCCESSOR SHALL CEASE TO BE LOCATED IN THE BOROUGH OF MANHATTAN, THE BORROWER SHALL PROMPTLY AND IRREVOCABLY BEFORE THE RELOCATION OF SUCH AGENT FOR SERVICE OF PROCESS, IF PRACTICABLE, OR PROMPTLY THEREAFTER DESIGNATE A SUCCESSOR AGENT, WHICH SUCCESSOR AGENT

SHALL BE LOCATED IN THE BOROUGH OF MANHATTAN, AND NOTIFY THE ADMINISTRATIVE AGENT THEREOF, TO ACCEPT ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND FURTHER AGREES THAT SERVICE UPON SUCH AGENT SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE BORROWER AND THAT FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE BORROWER SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. EXCEPTING THE BORROWER, EACH OF THE PARTIES HERETO AGREES THAT
SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS ON SUCH PERSON MAY ALSO BE EFFECTED BY REGISTERED MAIL TO ITS ADDRESS AS SET FORTH IN SECTION 13.7 OR
SCHEDULE 1.1(b). WITH RESPECT TO THE BORROWER, SERVICE, OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS TO CT CORPORATION OR SUCH OTHER AGENT FOR SERVICE OF PROCESS DESIGNATED BY THE BORROWER IN ACCORDANCE WITH THIS AGREEMENT, SERVICE OF PROCESS SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE ONLY IF MADE IN PERSON.

         SECTION 13.14. Judgment Currency. All payments made under this Agreement and the Principal Documents shall be made in New York, New York to such account as may be directed by the payee from time to time in United States Dollars, and, if for any reason any payment made hereunder is made in a currency (the "Other Currency") other than United States Dollars, then to the extent that the payment actually received by the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent, when converted into United States Dollars at the Rate of Exchange (as defined below) on the date of payment (or, if conversion on such date is not practicable, as soon thereafter as it is practicable for the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent to purchase United States Dollars) falls short of the amount due under the terms of this Agreement or any Principal Document, the Borrower, shall, as a separate and independent obligation of the Borrower, indemnify the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent and hold the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent harmless against the amount of such shortfall. As used in this Section 13.14, the term "Rate of Exchange" means the rate at which the Banks, the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent are able on the relevant date to purchase United States Dollars with the Other Currency and shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into, United States Dollars.

         SECTION 13.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 13.16. Waiver of Immunities. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process

(whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Principal Documents. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by applicable law.

         SECTION 13.17. Severability. To the fullest extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable.

         SECTION 13.18. Confidentiality. Each of the Issuing Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent and each of the Banks agrees that it will not disclose without the prior consent of the Borrower (other than to its affiliates, employees, auditors or counsel or to another Bank) any information with respect to the Borrower which is furnished pursuant to this Agreement or any other Principal Document except that any such Person may disclose any such information (a) as has become generally available to the public other than by a breach by such Person of this
Section 13.18, (b) as may be requested or required by any Governmental Authority having or claiming to have jurisdiction over such Person (provided that such Person does not object to such body's claim of jurisdiction over it) or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or any law, order, governmental direction, regulation or ruling applicable to such Person, or (d) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 13.10 or Section 13.11, provided that such prospective transferee shall have been made aware of this Section
13.18 and shall have agreed to be bound by its provisions as if it were a party to this Agreement. Notwithstanding the foregoing, the Administrative Agent may make any such information available to the Depositary.

         SECTION 13.19. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Issuing Bank, the Joint Lead Arrangers, any Arranger, the Documentation Agent or any of the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13.20. Prior Agreements Superseded. As of the Effective Date, this Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between or among the Borrower, the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent, the Issuing Bank, and/or the Banks, relating to the issuance of the Letter of Credit by the Issuing Bank and the acquisition by the Banks of their Commitments, including, but not limited to, those contained in any mandate letter between the Borrower and the Joint Lead Arrangers executed in anticipation of the issuance of the Letter of Credit by the Issuing Bank and the acquisition by the Banks of their Commitments but excluding the Fee Letters referred to herein.

[The remainder of page left blank intentionally; Signature page to follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                  TFM, S.A. DE C.V.,
                                  as Borrower

                                  By: /s/ Leon Ortiz
                                      -----------------------------
                                      Name: Leon Ortiz
                                      Title: Treasurer


                                 By: /s/ Jacinto Marina Cortes
                                     ------------------------------
                                     Name: Jacinto Marina Cortes
                                     Title:

                                 STANDARD CHARTERED BANK,
                                 as Issuing Bank, Arranger, Documentation Agent and as a Bank



                                 By:     /s/ Monica Molina
                                     ------------------------------------------
                                     Name:   Monica Molina A2385
                                     Title:  Assistant Vice President



                                 By:     /s/ Fernando Londono
                                     ------------------------------------------
                                     Name:   Fernando Londono A157
                                     Title:  Vice President

                                           JPMORGAN CHASE BANK,
                                           as Administrative Agent and as a Bank


                                           By:    /s/ Linda M. Meyer
                                               --------------------------------
                                               Name:  Linda M. Meyer
                                               Title: Vice President

                                           Arrangers:


                                           BANK OF AMERICA, N.A.


                                           By:    /s/ Jean-Louis Goinohard
                                               --------------------------------
                                               Name:  Jean-Louis Goinohard
                                               Title: Managing Director

                                           COMERICA BANK


                                           By:    /s/ Josef C. Koberl
                                               --------------------------------
                                               Name:  Josef C. Koberl
                                               Title: Vice President

                                           LANDESBANK SCHLESWIG-HOLSTEIN
                                           GIROZENTRALE, KIEL


                                           By:     /s/ Michiel Munting
                                               --------------------------------
                                               Name:   Michiel Munting
                                               Title:  Senior Vice President



                                           By:     /s/ Berthold Reuter
                                               --------------------------------
                                               Name:   Berthold Reuter
                                               Title:  Senior Vice President

                                           Banks:


                                           BANKBOSTON N.A.


                                           By: /s/    Richard C. Barek
                                               --------------------------------
                                               Name:  Richard C. Barek
                                               Title: Attorney in Fact

                                                                             103
                                           CITIBANK, N.A.


                                           By:    /s/ Jose Maria Urquiza
                                               ---------------------------------
                                               Name:  Jose Maria Urquiza
                                               Title: Vice President

                                          EXPORT DEVELOPMENT CANADA


                                          By:    /s/ Peter Johnston
                                              --------------------------------
                                              Name:  Peter Johnston
                                              Title: Financial Services Manager



                                          By:    /s/ Coleen Lalonde
                                              --------------------------------
                                              Name:  Coleen Lalonde
                                              Title: Financial Services Manager

                                           MIZUHO CORPORATE BANK, LTD.


                                           By:    /s/ Tsukasa Takasawa
                                               --------------------------------
                                               Name:  Tsukasa Takasawa
                                               Title: Senior Vice President and
                                                      Senior Team Leader

                                           RZB FINANCE LLC


                                           By:    /s/ Griselda Alvizo
                                               --------------------------------
                                               Name:  Griselda Alvizo
                                               Title: Vice President



                                           By:    /s/ John A. Valiska
                                               --------------------------------
                                               Name:  John A. Valiska
                                               Title: Group Vice President

                                           WESTLB AG, NEW YORK BRANCH


                                           By:    /s/ Martin Frame
                                               --------------------------------
                                               Name:  Martin Frame
                                               Title: AD



                                           By:    /s/ Salvatore Battinelli
                                               --------------------------------
                                               Name:  Salvatore Battinelli
                                               Title: Managing Director
                                                      Credit Department